UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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ISLE OF CAPRI CASINOS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on Wednesday, October 19, 2016

        The 2016 Annual Meeting of Stockholders of Isle of Capri Casinos, Inc. will be held at 600 Emerson Road, St. Louis, Missouri, on Wednesday, October 19, 2016 at 9:00 a.m., Central Time, for the following purposes:

  (1)
  To elect two persons as Class III directors to the Board of Directors to hold office until 2019.

  (2)
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2017 fiscal year.

  (3)
  To transact such other business as may properly come before the Annual Meeting.

        The record date for the determination of stockholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on August 22, 2016. A stockholder list will be available for examination for any purpose germane to the meeting, during ordinary business hours at our principal executive offices, located at 600 Emerson Road, St. Louis, Missouri 63141 for a period of 10 days prior to the meeting date. Additional information regarding the matters to be acted on at the Annual Meeting can be found in the accompanying Proxy Statement.

        In accordance with the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet, we have made these proxy materials available to you at www.proxyvote.com, or, upon your request, have delivered printed versions of these materials to you by mail. We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at our 2016 Annual Meeting. Reference is made to the proxy statement for further information with respect to the items of business to be transacted at the Annual Meeting. We have not received notice of other matters that may be properly presented at the Annual Meeting.

        Your vote is important to us so we encourage you to read these atterials and vote as soon as possible whether or not you plan on attending the Annual Meeting in person. Votes can be cast by mail, internet, phone or in person. For further information on voting, please see page 3 of these materials.

BY ORDER OF THE BOARD OF DIRECTORS,

Edmund L. Quatmann, Jr. Chief Legal Officer and Secretary

St. Louis, Missouri
August 22, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 19, 2016

        Isle of Capri Casino's Proxy Statement for the 2016 Annual Meetings of Stockholders is available at www.proxyvote.com.

Page
Questions and Answers	1
When is the Annual Meeting, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?	1
What am I being asked to vote on this year?	2
Who is entitled to vote at the Annual Meeting?	2
What constitutes a quorum for the purposes of voting?	2
What if a quorum is not present at the Annual Meeting?	2
How many votes do I have?	2
How many votes are needed to approve each item?	2
What if my stock is held by a broker?	3
How do I vote?	3
How do I vote using the proxy card?	3
Can I change my vote after I have submitted my proxy?	4
How will the votes be tabulated at the Annual Meeting?	4
Will the Company solicit proxies in connection with the Annual Meeting?	4
Election of Class III Directors	4
General	4
Class III Director Nominees for Election for Terms Expiring at the 2019 Annual Meeting of Stockholders	5
Directors Whose Terms of Office Will Continue After this Annual Meeting	6
Corporate Governance	8
Board Leadership Structure	9
Board of Directors' Role in Risk Oversight	10
Independence	10
Meetings	10
Committees	10
Compensation of Directors	12
Stockholder Communications with the Board of Directors	13
Executive Sessions	14
Code of Conduct	14
Stock Ownership; Speculation in Company Stock	14
Compensation Committee Interlocks and Insider Participation	14
Ownership of Our Capital Stock	15
Executive Officers	17
Executive Compensation	18
Compensation Discussion and Analysis	18
Compensation Committee Report on Executive Compensation	38
Summary Compensation Table	39
Grants of Plan-Based Awards	40
Outstanding Equity Awards at Fiscal Year-End	41
Potential Payments Upon Termination or Change of Control	43
Employment Contracts	46
Certain Related Party Transactions	47
Audit Committee Report	48
Proposal 1—Election of Class III Directors	49
Proposal 2—Ratification of Independent Registered Public Accounting Firm	50
Other Matters	51
Section 16(A) Beneficial Ownership Reporting Compliance	51
Stockholder Proposals	51
Delivery of Documents to Stockholders Sharing an Address	51
Additional Information	52

i

600 EMERSON ROAD
ST. LOUIS, MISSOURI 63141
(314) 813-9200

PROXY STATEMENT
August 22, 2016

        We are furnishing this proxy statement to you in connection with the solicitation by the Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, of proxies for use at the 2016 Annual Meeting of Stockholders to be held on Wednesday, October 19, 2016, beginning at 9:00 a.m., Central Time, at 600 Emerson Road, St. Louis, Missouri, and at any adjournment(s) of the Annual Meeting. Isle of Capri Casinos, Inc., together with its subsidiaries, is referred to herein as the "Company," "we," "us" or "our," unless the context indicates otherwise.

        Our principal executive offices are located at 600 Emerson Road, St. Louis, Missouri 63141. A notice containing instructions on how to access our 2016 Annual Report to Stockholders, this proxy statement, and accompanying proxy card is expected to be first mailed to our stockholders on or about September 9, 2016.

QUESTIONS AND ANSWERS ABOUT THIS YEAR'S PROXY VOTING

When is the Annual Meeting, and why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of printed proxy materials?

        The Board of Directors of Isle of Capri Casinos, Inc., a Delaware corporation, seeks your proxy for use in voting at our 2016 Annual Meeting or at any postponements or adjournments of the Annual Meeting. The Board of Directors is soliciting proxies beginning on or about August 22, 2016. Our Annual Meeting will be held at 600 Emerson Road, St. Louis, Missouri on Wednesday, October 19, 2016, at 9:00 a.m., Central Time. All holders of our common stock, par value $0.01 per share, entitled to vote at the Annual Meeting, will receive a one-page notice in the mail regarding the Internet availability of proxy materials. Along with the proxy statement, you will also be able to access our Annual Report on Form 10-K for the fiscal year ended April 24, 2016 on the Internet.

        Pursuant to the rules adopted by the Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. Accordingly, we sent a notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the notice. Stockholders may also request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy can be found on the notice. In addition, by following the instructions in the notice, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

        Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ISLE OF CAPRI CASINOS, INC.

What am I being asked for vote on this year?

        At the Annual Meeting, the Company's stockholders will be asked to vote on the following proposals:

  (1)
  To elect two persons as Class III directors to the Board of Directors to hold office until 2019.

  (2)
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2017 fiscal year.

        The stockholders may also transact any other business that may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

        The record date for the Annual Meeting was August 22, 2016, and only stockholders of record at the close of business on that date may vote at and attend the Annual Meeting.

What constitutes a quorum for the purposes of voting?

        A majority of the shares of the Company's common stock outstanding, represented in person or by proxy, at the Annual Meeting, will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and "broker non-votes" (explained below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. As of the record date, August 22, 2016, there were 41,303,063 shares of the Company's common stock outstanding and entitled to vote, which excludes 763,085 shares held by us in treasury.

What if a quorum is not present at the Annual Meeting?

        If a quorum is not present during the meeting, we may adjourn the meeting. In addition, in the event that there are not sufficient votes for approval of any of the matters to be voted upon at the meeting, the meeting may be adjourned in order to permit further solicitation of proxies.

How many votes do I have?

        Each outstanding share of the Company's common stock entitles its owner to one vote on each matter that comes before the meeting. Your proxy card indicates the number of shares of the Company's common stock that you owned as of the record date, August 22, 2016.

How many votes are needed to approve each item?

        Provided a quorum is present, directors will be elected by the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, and broker non-votes, if any, will have no effect on the vote for the proposal. Stockholders are not allowed to cumulate their votes for the election of directors.

        Ratification of the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2017 fiscal year requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Broker non-votes, if any, will have no effect on the vote for this proposal. Abstentions will have the same effect as a vote against this proposal. If this selection is not ratified by our stockholders, the Audit Committee may reconsider its selection.

What if my stock is held by a broker?

        If you are the beneficial owner of shares held in "street name" by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. Certain matters submitted to a vote of stockholders are considered to be "routine" items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting, so called "broker non-votes." For those matters that are considered to be "non-routine," brokerage firms that have not received instructions from their customers will not be permitted to exercise their discretionary authority. The election of directors is a "non-routine" item and the ratification of the Audit Committee's selection of our independent registered public accounting firm is a "routine" matter.

How do I cast my vote?

        Stockholders of record can choose to vote by any of the following ways:

  (1)
  By mail:

    Isle of Capri Casinos, Inc.
    c/o Broadridge
    51 Mercedes Way
    Edgewood, NY 11717

  (2)
  By Internet: www.proxyvote.com

  (3)
  By telephone: 1-800-690-6903; or

  (4)
  In person at the Annual Meeting.

        By casting your vote in any of the four ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.

        If you hold our voting securities in "street name," only your broker or bank can vote your shares. If you want to vote in person at our Annual Meeting and you hold our voting securities in street name, you must obtain a proxy from your broker and bring that proxy to our Annual Meeting.

How do I vote using the proxy card?

        If the proxy is properly signed and returned, the shares represented by the proxy will be voted at the Annual Meeting according to the instructions indicated on your proxy. If the proxy does not specify how your shares are to be voted, your shares represented by the proxy will be voted:

  1.
  For the election of the two Class III directors recommended by the Board of Directors;

  2.
  To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2017 fiscal year; and

  3.
  In the discretion of the Board of Directors, upon such other business as may properly come before the meeting.

Can I change my vote after I have submitted my proxy?

        Yes, a stockholder who has submitted a proxy may revoke it at any time prior to its use by:

  1.
  Delivering a written notice to the Secretary;

  2.
  Executing a later-dated proxy; or

  3.
  Attending the Annual Meeting and voting in person.

        A written notice revoking the proxy should be sent to the Company's Secretary at the following address:

    Edmund L. Quatmann, Jr.
    Chief Legal Officer and Secretary
    Isle of Capri Casinos, Inc.
    600 Emerson Road
    St. Louis, Missouri 63141

How will the votes be tabulated at the Annual Meeting?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the Annual Meeting, and such election inspectors also will determine whether or not a quorum is present.

Will the Company solicit proxies in connection with the Annual Meeting?

        Yes, the Company will solicit proxies in connection with the Annual Meeting. We will bear all costs of soliciting proxies including charges made by brokers and other persons holding stock in their names or in the names of nominees for reasonable expenses incurred in sending proxy material to beneficial owners and obtaining their proxies. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies personally and by telephone, facsimile and email, all without extra compensation. We may retain a proxy solicitation firm to assist in the solicitation of proxies. If we retain such a firm, the fee to be paid for such services will be borne by us and is not expected to exceed $7,500 plus reasonable expenses.

ELECTION OF CLASS III DIRECTORS

General

        Pursuant to our Certificate of Incorporation, the members of our Board of Directors are elected to serve staggered terms and are divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting our entire Board of Directors, and with the term of office of one class of members of our Board of Directors expiring at each annual meeting of stockholders.

        Additionally, pursuant to an agreement dated as of January 19, 2011 (the "Goldstein Governance Agreement"), among the Company, Robert S. Goldstein, our Chairman, Jeffrey D. Goldstein and Richard A. Goldstein, two of our directors, and GFIL Holdings, LLC, a Delaware limited liability company ("GFIL"), the Company agreed that until the Nomination Expiration Date (as defined below), it will take all action reasonably necessary for the Board of Directors to nominate and recommend for election by the Company's stockholders each of Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein (the "Goldstein Directors") (or, in the event that any of them dies or becomes legally incapacitated, another descendant of Bernard Goldstein (including a person legally adopted before the age of five) who is suitable to serve as our director pursuant to applicable Nasdaq requirements and other applicable law and designated by the remaining Goldstein Directors, who then are competent; provided, however, if our Board of Directors reasonably objects to such designee, another descendant reasonably acceptable to our Board of Directors may so be designated by the remaining qualified Goldstein Directors) at any annual meeting at which their respective directorship terms are scheduled to expire.

        The "Nomination Expiration Date" means the earlier to occur of (1) the tenth anniversary of the date of the Goldstein Governance Agreement and (2) such time as the sum of (i) and (ii) below do not equal in the aggregate at least 22.5% of the then outstanding shares of the Company's common stock, not including any shares of Class B common stock or shares of common stock issued upon conversion of any preferred stock: (i) the total number of Physical Shares of the Company's common stock directly owned by members of the Goldstein family (the "Goldstein Group"), including the Goldstein Directors, GFIL, spouses, children and grandchildren of certain members of the Goldstein family and entities associated with certain members of the Goldstein family, (other than GFIL) in the aggregate; and (ii) the total number of Physical Shares of the Company's common stock owned by GFIL multiplied by a fraction, the numerator of which is equal to the total number of Physical Shares of the membership interests of GFIL directly owned by members of the Goldstein Group and the denominator of which is equal to the then total outstanding membership interests of GFIL. "Physical Shares" means shares, units or interests of a corporation or other entity (such as a limited liability company, limited partnership or trust) beneficially owned by any person as to which such person directly or indirectly has voting and investment power and which are held either of record by such person or through a broker, dealer, agent, custodian or other nominee who is the holder of record of such shares.

Recent Developments

        Effective as of April 27, 2016, Virginia McDowell, a Class II Director, retired from her position as a member of our Board of Directors and her position as our President and Chief Executive Officer. The retirement of Ms. McDowell was not the result of any disagreement with us.

        On July 28, 2016, our Board of Directors set the total number of directors constituting our entire Board of Directors at seven (7), reflecting its present intent not to fill the vacancy created by the departure of Ms. McDowell. Accordingly, the Board of Directors now consist of seven (7) members as follows: (3) Class I members with terms expiring in 2017, two (2) Class II directors with terms expiring in 2018 and two (2) Class III directors with terms expiring in 2016 and which are currently nominated for re-election.

Class III Director Nominees for Election for Terms Expiring at the 2019 Annual Meeting of Stockholders

        At the Annual Meeting, stockholders will vote on the election of nominees listed below to serve as our Class III directors for three-year terms to expire at the annual meeting of stockholders in 2019 or until their respective successors, if any, have been elected and qualified. All nominees are currently serving on the Company's Board of Directors.

        The Company does not know of any reason why any nominee would be unable or unwilling to serve as a director. If any nominee is unable or unwilling to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Company's Board may nominate.

        The Board of Directors recommends that you vote "FOR" each of the following nominees for three-year terms expiring in 2019:

        Robert S. Goldstein, age 61, has been a director since February 1993 and was named non-executive Chairman of the Board of Directors in July 2014. Prior to that, Mr. Goldstein was named Vice Chairman beginning in May 2008 and Executive Vice Chairman from October 2005 to May 2008. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1977 and he currently serves as Chairman and Chief Executive Officer of that entity. Mr. Goldstein also currently serves as Chairman and Chief Executive Officer of Alter Trading Corporation and has been associated with that company since 1977. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Richard A. Goldstein.

        The Board of Directors supports and approves Mr. Goldstein's nomination because he has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Gregory J. Kozicz, age 55, has been a director since January 2010. Mr. Kozicz is president and chief executive officer of Alberici Corporation, a St. Louis-based diversified construction, engineering and steel fabrication company, and Alberici Constructors Inc., a wholly-owned subsidiary of Alberici Corporation. He also serves on the Eighth District Real Estate Industry Council of the Federal Reserve Bank of St. Louis. He has served as president and chief executive officer of Alberici Corporation and Alberici Constructors since 2005 and June 2004, respectively. Prior to his current roles, Kozicz was president of Alberici Constructors Ltd. (Canada). Before joining Alberici in 2001, Kozicz served as a corporate officer and divisional president for Aecon, a publicly-traded construction, engineering and fabrication company.

        The Board of Directors supports and approves Mr. Kozicz's nomination because he brings extensive experience in the areas of construction, corporate leadership and executive management. Mr. Kozicz has served in various leadership roles and brings important perspectives to the Board of Directors particularly in the area of both private and public companies.

Directors Whose Terms of Office Will Continue After this Annual Meeting

Class I Directors (Terms expire at the 2017 annual meeting of stockholders)

        Richard A. Goldstein, age 55, has been a director since October 2009. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1981 and he currently serves as a director and Executive Vice President of Goldstein Group, Inc. Mr. Goldstein also currently serves as a board member and Executive Vice President of Alter Trading Corporation and Alter Company, subsidiaries of Goldstein Group, Inc. and companies engaged in the business of scrap metal recycling, and has been associated with these companies since 1981. Additionally, since April 2006, Mr. Goldstein has worked on new developments for Goldstein Group, Inc. Mr. Goldstein is the brother of Jeffrey D. Goldstein and Robert S. Goldstein.

        The Board of Directors supported and approved Mr. Goldstein's nomination in 2014 because he has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

        Alan J. Glazer, age 75, has been a director since November 1996 and in October 2009, was named Lead Director. He is currently a Senior Principal of Morris Anderson & Associates, Ltd., a national management consulting firm, where he has worked since 1984. Prior to joining Morris Andersen, Mr. Glazer was Senior Vice President and Chief Financial Officer for Consolidated Foods Corp., a large international manufacturer and distributor of branded consumer products. Before joining CFC, Mr. Glazer spent 13 years at Arthur Andersen & Co., the last five as a General Partner. Mr. Glazer also serves as a director of Goldstein Group, Inc. The Board of Directors has designated Mr. Glazer as an "audit committee financial expert" as that term is defined in the SEC's rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

        The Board of Directors supported and approved Mr. Glazer's nomination in 2014 because he has extensive experience in corporate reorganizations (including structuring mergers, acquisitions, divestitures and balance sheet recapitalizations), crisis management, development and implementation of strategic business plans, operations management, financial transactions and succession planning. Mr. Glazer brings to the Board of Directors a deep understanding of financial statements, which is necessary to serve as chairman of our Audit Committee, and an extensive knowledge of the financial and accounting issues facing public companies. Mr. Glazer has served as a member of the Board of Directors for more than 14 years and brings to the Board of Directors an in-depth understanding of the Company's business, history, culture and organization.

        Lee S. Wielansky, 65, has been a director since February 2007. Since March 2003, Mr. Wielansky has served as Chairman and Chief Executive Officer of Midland Development Group, Inc., a commercial real estate development company located in St. Louis, Missouri, as well as Opportunistic Equities, LLC, which purchases, owns and leases private homes in the St. Louis, Missouri area. From November 2000 to March 2003, Mr. Wielansky served as President and Chief Executive Officer of JDN Development Company, Inc., a wholly owned subsidiary of JDN Corporation, a publicly-traded real estate investment trust engaged in the development of retail shopping centers. From 1998 to 2000, Mr. Wielansky was a Managing Director of Regency Real Estate Investment Trust. From 1983 until 1998 Mr. Wielansky was the Founding Partner and Chief Executive Officer of Midland Development Group, Inc. until its purchase by Regency Centers. Mr. Wielansky serves as member of the board of directors of Brookdale Senior Living and is the Lead Trustee of Acadia Realty Trust.

        The Board of Directors supported and approved Mr. Wielansky's nomination in 2014 because of his extensive experience in management of operations, real estate investments and management, corporate governance, corporate finance and accounting. Mr. Wielansky brings to the Board of Directors important perspectives with respect to real estate and development.

Class II Directors (Terms expire at the 2018 annual meeting of stockholders)

        Bonnie Biumi, age 54, has been a director since October 2012. Ms. Biumi was President and Chief Financial Officer from 2007 to 2012 of Kerzner International Resorts, a developer, owner and operator of destination resorts, casinos and hotels. Previously, she held senior level financial positions at NCL Corporation, Ltd., Royal Caribbean Cruises, Ltd., Neff Corporation, Peoples Telephone Company, Inc. and Price Waterhouse. Ms. Biumi was a member of the board of directors of Home Properties, Inc., a publicly-traded company, from October 2013 to October 2015 and she is currently a member of the board of directors of Retail Properties of America, Inc., a publicly-traded company, where she serves as a member of the audit and compensation committees. She is a Certified Public Accountant.

        The Board of Directors supported and approved Ms. Biumi's nomination in 2015 because of her extensive experience in corporate finance and accounting, investor relations, capital and strategic planning, mergers and acquisitions, as well as her service on the boards of other public companies. Ms. Biumi brings to the Board of Directors important perspectives with respect to leadership, financial and risk management.

        Jeffrey D. Goldstein, age 63, has been a director since October 2001. Mr. Goldstein has held various leadership positions with Goldstein Group, Inc., a private family owned holding company, since 1975 and he currently serves as President and Vice Chairman of Goldstein Group, Inc. Since 1975 Mr. Goldstein has held various leadership positions with the barge and other transportation businesses owned by Goldstein Group, Inc. and he currently serves as Chairman and President of Alter Company and Chairman and Chief Executive Officer of Alter Logistics Company, subsidiaries of Goldstein Group, Inc. Mr. Goldstein is the brother of Robert S. Goldstein and Richard A. Goldstein.

        The Board of Directors supported and approved Mr. Goldstein's nomination in 2015 because of his extensive experience leading one of the largest barge transportation companies in the nation. He has extensive experience as an entrepreneur and in management of operations, corporate governance and strategic planning and brings to the Board of Directors invaluable perspectives on all aspects of the Company's business. His experience with riverboats and river traffic provides the Board of Directors with a unique understanding of issues impacting the Company's riverboat operations. Moreover, as a member of the Goldstein family—the largest beneficial owner of the Company's common stock—Mr. Goldstein's interests are uniquely and significantly aligned with the Company's efforts to grow long-term stockholder value.

CORPORATE GOVERNANCE

Corporate Governance Principles

        The Board of Directors developed and adopted Corporate Governance Principles in January 2010 as a general guide to assist the Board in carrying out its responsibilities and to promote the effective functioning of the Board and its committees. The Corporate Governance Principles sets forth the following principles, among other things:

  •
  The role of the Board of Directors is to govern the affairs of the Company for the long-term benefit of the Company's stockholders. The Board also considers, when appropriate, the interests of other constituencies including the Company's employees, customers, suppliers and the communities in which it does business. The Board strives to promote the success of the Company's business through the election of qualified executive officers.

  •
  The Board does not maintain a policy with regard to a mandatory or target retirement age.

  •
  Directors are expected to attend all Board meetings and meetings of committees on which they serve and are strongly encouraged to attend the Company's annual meetings of stockholders.

  •
  To ensure free and open discussion and communication among the independent directors, executive sessions of independent directors shall generally be held at regular meetings of the Board or otherwise upon the request of the Lead Director, if one has been elected.

  •
  Each director is expected to inform the Chairman of the Board and the chairman of both the Nominating, Leadership Development and Corporate Governance Committee and the Audit Committee of any public company or large private company (other than civic or charitable boards) directorship that the director has been offered before accepting that directorship.

  •
  Each director shall at all times exhibit high standards of integrity and ethical behavior, and shall at all times comply with the rules and requirements of all regulatory and licensing authorities (including gaming authorities) having jurisdiction over the Company and its business. The Audit Committee reviews related party transactions and potential conflict of interest situations and directors are expected to carry out their fiduciary obligations to the Company. Each director must disclose to the rest of the members of the Board any potential conflict of interest the director may have with respect to a matter under discussion and, if appropriate, refrain from voting on a matter on which the director may have a conflict.

  •
  The Board and each of its committees shall annually conduct a self-evaluation, which shall address the Board's (and each committee's) effectiveness in fulfilling its obligations.

  •
  Directors shall preserve the confidentiality of confidential material given or presented to the Board and of deliberations of the Board.

  •
  Absent unusual circumstances determined by the Board, the Company's management, as opposed to individual directors, provides the public voice of the Company.

  •
  Directors shall at all times maintain good standing with all regulatory agencies and shall comply with all requests on a timely and accurate basis.

  •
  The Company shall provide each director with complete access to the Company's management, subject where applicable to reasonable advance notice to the Company and reasonable efforts to avoid disruption to the Company's management, business and operations.

  •
  New directors shall receive an orientation to be conducted by the Company's management to assist them in assuming their roles as Board and, as applicable, committee members. The orientation shall include such matters as Board governance and operation, as well as the Company's history, strategic plans, business operations, financial position and legal and regulatory environment. In addition, the Company's management shall provide further information on an ongoing basis to assure that directors are aware of the business and other developments necessary to fulfill their role, and directors are encouraged, but not required, to periodically pursue or obtain appropriate programs, sessions or materials as to the gaming industry and the responsibilities of directors of publicly traded companies.

  •
  The Board shall from time to time consult with the Nominating, Leadership Development and Corporate Governance Committee, the Chief Executive Officer and others regarding management succession.

Board Leadership Structure

        Mr. Robert Goldstein, our Chairman, leads the Board of Directors and provides independent oversight of senior management. In addition, the Chairman provides guidance to the Chief Executive Officer, sets the agenda of the Board of Directors in consultation with the Chief Executive Officer and presides over meetings of stockholders and the Board. Mr. Robert Goldstein is "independent" as defined in Nasdaq Rule 5605(a)(2). Mr. Hausler, our Chief Executive Officer and Mr. Block, our President and Chief Operating Officer have general charge and management of the affairs, property and business of the Company.

        The Board of Directors elected Mr. Glazer as its Lead Director. He has, in addition to the powers and authorities of any member of the Board of Directors, the power and authority to chair executive sessions and to work closely with the Chairman in determining the appropriate schedule for the Board of Directors meetings and assessing the quality, quantity and timeliness of information provided from our management to the Board of Directors. The Lead Director position is at all times held by a director who is "independent" as defined in Nasdaq Rule 5605(a)(2).

        The Board of Directors believes that the leadership structure is appropriate at this time based on the Board's understanding of corporate governance best practice. The Board of Directors does not have a policy specifying a particular leadership structure as it believes that it should have the flexibility to choose the appropriate structure as circumstances change. Our independent directors meet in regular executive sessions without management being present. Additionally, each of the Compensation Committee, Audit Committee and Nominating, Leadership Development and Corporate Governance Committee is composed entirely of independent directors.

Board of Directors' Role in Risk Oversight

        The Board of Directors recognizes that, although risk management is primarily the responsibility of the Company's management team, the Board of Directors plays a critical role in the oversight of risk, including the identification and management of risk. The Board of Directors believes that an important part of its responsibilities is to assess the major risks we face and review our strategies for monitoring and controlling these risks. The Board of Directors' involvement in risk oversight involves the full Board of Directors, the Compensation Committee, the Audit Committee, the Nominating, Leadership Development and Corporate Governance Committee and the Compliance Committee. The Compensation Committee considers the level of risk implied by our compensation programs, including incentive compensation programs in which the Chief Executive Officer and other employees participate. The Audit Committee regularly considers major financial risk exposures and the steps taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also reviews risks associated with our financial accounting and reporting processes, litigation matters, and our compliance with legal and regulatory requirements. The Nominating, Leadership Development and Corporate Governance Committee monitors potential risks to the effectiveness of the Board of Directors, notably Director succession and Board of Directors composition. The Compliance Committee reviews potential regulatory compliance risks with various jurisdictions and evaluates the Company's risks with potential business transactions.

Independence

        The Board of Directors has determined that all of the current and continuing directors and nominees are independent as defined in Nasdaq Rule 5605(a)(2).

Meetings

        During the fiscal year ended April 24, 2016, which we refer to as "fiscal 2016," the Board of Directors met in person or telephonically six times. During fiscal 2016, each of our incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such director severed as a director) and (ii) the total number of meetings held by all committees of the Board of Directors during which period director served. Directors are expected to attend each Annual Meeting of Stockholders. Each member of the current Board of Directors attended last year's Annual Meeting of Stockholders.

Committees

        The Board of Directors has three full-time standing committees: the Compensation Committee, the Audit Committee and the Nominating, Leadership Development and Corporate Governance Committee. Additionally, the Board of Directors has the authority to establish such other committees as it deems appropriate from time to time. The Board of Directors currently has a Strategic Committee that acts as an advisory committee to the full Board in carrying out the Board's oversight responsibilities relating to the Company's strategic plan as well as potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of the Company's business.

        During fiscal 2016, the standing committees of the Board of Directors met formally as follows:

Committee	Number of Meetings in Fiscal 2016
Compensation Committee	9
Audit Committee	8
Nominating, Leadership Development and Corporate Governance Committee	2

        Compensation Committee.    Ms. Biumi and Messrs. Jeffrey D. Goldstein and Kozicz are members of the Compensation Committee. Mr. Kozicz is the Chairman of the Compensation Committee and Ms. Biumi is the Vice Chairman. Mr. Robert S. Goldstein served as a member of the Compensation Committee until June 11, 2015. The Compensation Committee acts as an advisory committee to the full Board with respect to compensation of our executive officers and other key employees, including administration of the long-term incentive plan, equity grants and bonuses. Additional information regarding the policies of the Committee is set forth in the "Compensation Committee Report on Executive Compensation" included in this proxy statement. In accordance with Nasdaq Rule 5605(d)(1)(B), each member of the Compensation Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Compensation Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Audit Committee.    Ms. Biumi and Messrs. Glazer, Richard A. Goldstein and Wielanksy are members of the Audit Committee. Mr. Glazer is the Chairman of the Audit Committee and Ms. Biumi is the Vice Chairman. The Audit Committee's responsibilities include selecting our independent registered public accounting firm, reviewing the plan, scope and results of the independent audit, reviewing the fees for the audit services performed, reviewing and pre-approving the fees for the non-audit services to be performed and reviewing all financial statements. Information regarding the functions performed by the Audit Committee during the fiscal year is set forth in the "Audit Committee Report," included in this proxy statement. Each member of the Audit Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Board of Directors has determined that each member of the Audit Committee is free from any relationship that would interfere with the exercise of independent judgment as a committee member. Mr. Glazer has been designated as our "audit committee financial expert" under the SEC Rules. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        Nominating, Leadership Development and Corporate Governance Committee.    Messrs. Richard A. Goldstein, Robert S. Goldstein, Kozicz and Wielansky are members of the Nominating, Leadership Development and Corporate Governance Committee (the "Nominating Committee"). Mr. Wielansky is the Chairman of the Nominating Committee. As set forth in the Corporate Governance Principles, the Nominating Committee considers and makes recommendations concerning the size and composition of the Board of Directors, the number of non-executive members of the Board of Directors, and membership of committees of the Board of Directors. As a policy, the Nominating Committee generally does not consider nominees recommended by the Company's stockholders. The Nominating Committee is responsible for developing and periodically reviewing Board of Directors membership criteria. As set forth in the Corporate Governance Principles, the Nominating Committee believes that each director must:

  •
  have strength of character, high professional and personal ethics and values consistent with the longstanding values of the Company;

  •
  have the capacity to respectfully challenge one another's beliefs and assumptions with respect to Company decisions;

  •
  have business or other experience that will increase the overall effectiveness of the Board of Directors and allow insight based on experience;

  •
  be committed to enhancing total stockholder value; and

  •
  have sufficient time to carry out the director's duties.

        The Nominating Committee also believes that diverse and inclusive leadership is essential to capitalizing on the growing talent pool and propelling the Company to success. Accordingly, the Nominating Committee believes that it is important to incorporate diversity of experience, skills, cultures and education on the Board of Directors. In addition, the Nominating Committee takes into account issues of judgment, independence, potential conflicts of interest, financial literacy, succession planning, related industry experience and the extent to which a particular candidate would fill a present need on the Board of Directors. The Nominating Committee shall establish and adhere to its charter in performing its duties. In accordance with Nasdaq Rule 5605(e)(1)(B), each member of the Nominating Committee is "independent" as defined in Nasdaq Rule 5605(a)(2). The Nominating Committee Charter is posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance.

        In addition to the foregoing committees of the Board of Directors, the Company also maintains a Compliance Committee that is comprised of directors, executive officers and independent third parties. Messrs. Richard A. Goldstein and Wielansky serve on the Compliance Committee, along with Steve DuCharme, an independent third party, and Arnold Block, our President and Chief Operating Officer, and Ms. Elizabeth Tranchina, our Vice President of Legal Affairs. Mr. Goldstein is the Chairman, Ms. Tranchina is our Compliance Officer. The Compliance Committee's responsibilities include maintaining compliance with the regulatory requirements imposed upon the Company by the jurisdictions in which it operates and evaluating relationships between the Company and persons and entities with whom the Company proposes to do business.

Compensation of Directors

        Below is a table setting forth the annual compensation for our non-employee directors, including additional compensation for committee chairmen and vice chairmen, for the twelve-months ended October 2016:

Position Held	Cash Retainer	Equity Award
At-Large Directors	$75,000	$150,000
Chairman of the Board of Directors	$125,000	$275,000
Audit Committee Chairman	$22,500	$12,500
Audit Committee Vice Chairman	$3,750	None
Compensation Committee Chairman	$10,000	$10,000
Compensation Committee Vice Chairman	$3,750	None
Compliance Committee Chairman	$7,500	None
Nominating, Leadership Development & Corp. Governance Committee Chairman	$7,500	None
Strategic Committee Chairman	$7,500	None

        The annual cash retainers were paid in full in October 2015. The equity awards were awarded in shares of restricted stock and vest 50% on day of grant and 50% on the one-year anniversary of the grant date. The number of shares is determined by reference to the prior 20-day stock price and each board member was entitled to elect to receive up to 40% of his aggregate equity award in cash. Directors who are our employees receive no additional compensation for serving as directors. All directors are reimbursed for travel and other expenses incurred in connection with attending board meetings and meetings with management that they may be required to attend.

        Director compensation for the twelve-months commencing in October 2016 has not yet been set.

Fiscal 2016 Director Compensation

        The following table sets forth information with respect to all compensation awarded the Company's directors during fiscal 2016:

Name	Fees earned or paid in cash($)(1)	Stock Awards ($)(2)	Total ($)
Bonnie Biumi	142,940	87,663	230,603
Alan J. Glazer	162,810	94,965	257,775
Jeffrey D. Goldstein	142,940	87,663	230,603
Richard A. Goldstein	142,940	87,663	230,603
Robert S. Goldstein	232,140	160,703	392,843
Gregory J. Kozicz	149,336	93,508	242,844
Virginia McDowell(3)	—	—	—
Lee S. Wielansky	142,940	87,663	230,603

(1)
The amounts in this column include the following amounts as the cash portion of the stock award that the director elected to receive in cash: Ms. Biumi, $58,440; Mr. Glazer, $63,310; Mr. Jeff Goldstein, $58,440; Mr. Richard Goldstein, $58,440; Mr. Robert Goldstein, $107,140; Mr. Kozicz, $62,336; and Mr. Wielansky, $58,440.

(2)
The amounts in this column represent the aggregate grant date fair value of awards granted during fiscal 2016 computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts for stock awards are disclosed in Note 11 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended April 24, 2016 with the exception that for the directors no forfeiture rate is applied.

(3)
Effective as of April 27, 2016, Ms. McDowell retired from her position as a member of our Board of Directors and her position as our President and Chief Executive Officer. The base salary received by Ms. McDowell in fiscal 2016 for serving as President and Chief Executive Officer is not included in this table. Ms. McDowell did not receive additional compensation for her service as a director.

Stockholder Communications with the Board of Directors

        The Board of Directors provides a process for stockholders to send communications to the Board of Directors or any of the directors, including the independent directors. All such communications must be in writing and shall be addressed to the Corporate Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, St. Louis, Missouri 63141, Attention: Stockholder Communications. All inquiries will be reviewed by the Secretary who will forward to the Board of Directors a summary of all such correspondence and copies of all communications that he determines require the attention of the Board of Directors. All communications will be compiled and submitted to the Board of Directors or the individual directors on a regular basis unless such communications are considered, in the reasonable discretion of the Secretary, to be improper for submission to the intended recipients. Examples of communications that would be deemed improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company or the Company's business or communications that relate to irrelevant topics.

Executive Sessions

        In accordance with Nasdaq Rule 5605(b)(2), the Board of Directors currently schedules regular meetings at which only independent directors are present. The executive sessions generally are scheduled in conjunction with each meeting at which the members of the Board of Directors meet in person. The Lead Director presides over these sessions.

Code of Conduct

        As required by Nasdaq Rule 5610, the Board of Directors has adopted a Code of Business Conduct that applies to all of the Company's directors, officers and employees. In addition, the Company has adopted a Code of Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer, controller and others performing similar functions and specifies the legal and ethical conduct expected of such officers. The Company's Code of Business Conduct and Code of Ethics are posted on the Company's website at www.islecorp.com under Investor Relations—Corporate Governance and will be provided free of charge upon request to the Company.

Stock Ownership; Speculation in Company Stock

        As discussed below under Compensation Discussion and Analysis—Other Compensation Policies, the Company requires that members of the Board of Directors and certain members of management, including the executives, hold a certain percentage of the shares of the Company's common stock awarded to them. The Company considers it improper and inappropriate for any of its personnel to engage in short-term or speculative transactions involving the Company's securities. Accordingly, it is the Company's written policy that members of the Board of Directors, officers, employees and associates may not engage in any of the following activities with respect to the Company's securities at any time: (i) short sales, (ii) sales against the box and (iii) buying or selling puts or calls or other derivative instruments based on the Company's securities.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2016, the following persons served as members of the Compensation Committee: Ms. Biumi and Messrs. Jeffrey D. Goldstein, Robert S. Goldstein (until June 11, 2015), and Kozicz and, except as described in "Certain Related Party Transactions," no member of the Compensation Committee had any material interest in a transaction with the Company or a business relationship with, or any indebtedness to, the Company. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the Compensation Committee of the Company.

OWNERSHIP OF OUR CAPITAL STOCK

        The following table sets forth information with respect to the beneficial ownership of our common stock as of August 19, 2016 (unless otherwise indicated) by: (1) each director and nominee for director, (2) the individuals named in the Summary Compensation Table (i.e., the Named Executive Officers) who were employed on August 19, 2016, (3) all directors, nominees for director and executive officers (including the Named Executive Officers who were employed on August 19, 2016) as a group, and (4) based on information available to us and filings made under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), each person known by us to be the beneficial owner of more than 5% of our common stock. Unless otherwise indicated, all persons listed have sole voting and dispositive power over the shares beneficially owned.

Name and Address of Beneficial Owners(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares Owned(2)
Robert S. Goldstein(3)	14,811,466	35.9%
Jeffrey D. Goldstein(4)	14,695,430	35.6%
Richard A. Goldstein(5)	14,688,895	35.6%
GFIL Holdings, LLC(6)	14,565,457	35.3%
PAR Capital Management, Inc.(7)	2,091,500	5.1%
Bonnie Biumi(8)	29,643	*
Arnold L. Block(9)	118,655	*
Alan J. Glazer(10)	131,593	*
Eric L. Hausler(11)	221,021	*
Gregory J. Kozicz(12)	74,001	*
Donn R. Mitchell, II(13)	173,041	*
Edmund L. Quatmann, Jr.(14)	149,320	*
Lee S. Wielansky(15)	84,593	*
Directors and Executive Officers as a Group (11 persons)(16)	15,847,792	38.2%

*
Less than 1%.

Notes:

(1)
Unless otherwise indicated below, the business address for each member or affiliated entity of the Goldstein family listed below is 2117 State Street, Bettendorf, Iowa 52722.

(2)
Calculated pursuant to Rule 13d-3 under the 1934 Act. Under Rule 13d-3(d), shares not currently outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of August 19, 2016, are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by any other person listed.

(3)
The number of shares beneficially owned by Robert S. Goldstein includes 14,565,457 shares of which Robert S. Goldstein, as manager of GFIL (defined below), has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 4,413 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Robert S. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(4)
The number of shares beneficially owned by Jeffrey D. Goldstein includes 14,565,457 shares of which Jeffrey D. Goldstein, as manager of GFIL, has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 2,407 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Jeffrey D. Goldstein is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(5)
The number of shares beneficially owned by Richard A. Goldstein includes 14,565,457 shares of which Richard A. Goldstein, as manager of GFIL, has indirect beneficial ownership, 99,476 shares in a family private foundation of which he is a director and 2,407 shares of restricted stock subject to vesting. Such indirect beneficial ownership arises from the power to vote or to direct the vote or the power to dispose or direct the disposition of such shares and does not necessarily constitute a personal ownership interest in such shares. The business address of Richard A. Goldstein is 700 Office Parkway, St. Louis, Missouri 63141.

(6)
Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13D/A as filed with the Securities and Exchange Commission on June 26, 2015. Shares owned by GFIL Holdings, LLC, a Delaware limited liability company ("GFIL"), are reported as beneficially owned by Jeffrey D. Goldstein, Robert S. Goldstein and Richard A. Goldstein. The address for GFIL Holdings, LLC is 2117 State Street, Suite 300, Bettendorf, Iowa 52722.

(7)
Information regarding the number of shares beneficially owned is included herein in reliance on Schedule 13G as filed with the Securities and Exchange Commission on March 18, 2016. The address for PAR Capital Management, Inc. is One International Place, Boston, Massachusetts, 02110.

(8)
Includes 2,407 shares of restricted stock subject to vesting.

(9)
Includes 7,082 shares issuable upon the exercise of stock options that are exerciseable within 60 days.

(10)
Includes 2,608 shares of restricted stock subject to vesting and 1,000 shares owned by Mr. Glazer's wife.

(11)
Includes 109,207 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(12)
Includes 2,568 shares of restricted stock subject to vesting.

(13)
Includes 24,957 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(14)
Includes 27,665 shares issuable upon the exercise of stock options that are exercisable within 60 days.

(15)
Includes 2,407 shares of restricted stock subject to vesting.

(16)
Information provided is for the individuals who were our executive officers, directors and nominees for director on August 19, 2016, and includes 19,217 shares of restricted stock subject to vesting and 168,911 shares issuable upon exercise of stock options that are exercisable within 60 days.

 EXECUTIVE OFFICERS

        Below is a table that identifies our executive officers as of the date of this proxy statement who is identified in the above section regarding directors.

Name	Age	Position(s)
Eric L. Hausler	46	Chief Executive Officer
Arnold L. Block	69	President & Chief Operating Officer
Michael A. Hart	40	Senior Vice President of Accounting and Treasurer
Edmund L. Quatmann, Jr.	46	Chief Legal Officer and Secretary
Donn R. Mitchell, II	48	Chief Administrative Officer

        Eric L. Hausler joined us in September 2009. He was named our Chief Executive Officer in April 2016. Prior to that, Mr. Hausler served as our Chief Financial Officer from July 2014 to April 2016, as our Chief Strategic Officer from July 2011 to July 2014, and as our Senior Vice President, Strategic Initiatives from September 2009 to July 2011. From October 2006 to August 2009, Mr. Hausler served as Senior Vice President of Development for Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. From August 2005 to September 2006, Mr. Hausler served as Managing Director in Fixed Income Research, covering the gaming, lodging and leisure industries for Bear Stearns & Co. Inc.

        Arnold L. Block joined us in December 2008. He was named our President and Chief Operating Officer in April 2016. He has served as our Chief Operating Officer since June 2011. From December 2008 to June 2011, Mr. Block was our Senior Vice President, Isle Operations. Prior to that, Mr. Block served as senior vice president and general manager of the Harrah's, St. Louis property from October 2005 to January 2008. From July 1993 to October 2005, Mr. Block worked in a variety of leadership capacities for Argosy Gaming Company, including serving as regional vice president from June 2002 until October 2005, when the company was sold. In that role, he was responsible for three Argosy properties; Lawrenceburg, Indiana, Kansas City, Missouri, and Baton Rouge, Louisiana.

        Michael A. Hart joined us in February 2007. In April 2016, he was named Senior Vice President of Accounting and Treasurer serving as our principal financial officer. From July 2007, to January 2009, Mr. Hart served as our Senior Director of Finance, Special Projects. From January 2009 to April 2016 he served as our Vice President of Treasury and Risk Management. Prior to joining us, Mr. Hart served as Manager, Assurance and Advisory Services of Ernst & Young, LLP since August 1999.

        Edmund L. Quatmann, Jr. joined us in July 2008. He has been our Chief Legal Officer since July 2011 and Secretary since July 2008. From July 2008 to July 2011, Mr. Quatmann was our Senior Vice President and General Counsel. Prior to joining us, Mr. Quatmann was the Senior Vice President and General Counsel of iPCS, Inc., a wireless telecommunications company based in Schaumburg, Illinois, where he was employed from November 2004 to June 2008. Prior to that, Mr. Quatmann practiced with the law firms of Mayer Brown LLP (October 1998 to November 2004) and Bryan Cave LLP (September 1996 to October 1998).

        Donn R. Mitchell, II joined us in June 1996. He has been our Chief Administrative Officer since July 2011. From December 2007 to July 2011, Mr. Mitchell also served as a Senior Vice President. Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer from January 2006 to December 2007, Vice President of Finance from July 2001 to December 2005 and Director of Finance from June 1996 to July 2001. Additionally, from October 2008 to 2010, Mr. Mitchell was an executive officer of our majority owned subsidiary Blue Chip Casinos Plc, a United Kingdom entity which owned and operated two casinos in the United Kingdom. In March 2009, Blue Chip filed for Administration in the United Kingdom under the Insolvency Act 1986. During fiscal year 2010, we completed the sale of our Blue Chip casino properties under a plan of administration and have no continuing involvement in its operation.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

        For purposes of the following Compensation Discussion and Analysis, the terms "executives" and "executive officers" refer to the named executive officers of the Company as set forth in the Summary Compensation Table, which appears on page 39 of this proxy statement, and the term the "Committee" refers to the Compensation Committee.

        For fiscal 2016, the named executive officers ("NEO") of the Company and title held as of the last day of fiscal 2016 are as follows:

Virginia McDowell	President and Chief Executive Officer
Eric L. Hausler	Chief Financial Officer
Arnold L. Block	Chief Operating Officer
Edmund L. Quatmann, Jr.	Chief Legal Officer and Secretary
Donn R. Mitchell, II	Chief Administrative Officer

Executive Summary

        The Committee remains committed to its executive compensation philosophy and key objectives, including pay for performance. Our executive compensation program is designed to attract, motivate and retain our executives, including our NEOs who are critical for driving profitable growth and incremental long-term value for our stakeholders. Our executive reward system is based upon four core principles:

    ✓    Executive goals are aligned with stockholder interests
    ✓    A significant portion of total compensation is "performance-based"
    ✓    Total compensation opportunities are competitive to attract and retain key employees
    ✓    Meaningful executive ownership of Company stock

Key Features of Our Executive Compensation Program

Company Performance

        With essentially flat net revenues, we increased Adjusted EBITDA by 5.0% year over year and increased Adjusted EBITDA margin by 100 bps, to 21.6%. During fiscal 2016, we continued to reinvigorate our properties through prudent capital investments across the portfolio. Perhaps most significantly, we opened our new land-based gaming and entertainment facility in Bettendorf on

June 24, 2016, shortly after fiscal 2016 ended. We also reduced our debt balance by over $70 million in fiscal 2016.

        For a complete discussion of the Company's performance in fiscal 2016, reference should be made to Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the fiscal year ended April 24, 2016, a copy of which is included in the Annual Report to Stockholders delivered in connection with this Proxy Statement.

2016 Executive Compensation Highlights

        The Company exceeded the target level of financial performance established by the Committee in the fiscal 2016 short-term cash incentive plan and the executives substantially met expectations with respect to the non-financial measures established by the plan. Therefore, the executives received a payout of approximately 112% of target under the Company's short-term incentive plan.

        The fiscal 2016 long-term incentive plan established that each executive's long term incentive opportunity would consist of three components: Time-Vesting Restricted Stock Units (RSUs; 25% of total award), Non-Qualified Stock Options (NQSOs; 35% of total award) and Performance Stock Units (PSUs; 40% of total award). Each PSU awarded under the fiscal 2016 plan represents a contingent right to receive one share of Company stock (or its cash equivalent) at the end of the performance measurement period on April 29, 2018. As such, no PSUs were earned based on our financial performance as of 2016 fiscal year-end.

        The Compensation Committee regularly assesses the relationship between pay and performance inherent in our compensation programs. This assessment includes an evaluation of three-year average target and realizable pay, which equates to the total value of salary and other incentives provided to our executives after performance has occurred, for the fiscal 2014-16 period. The definitions of target and realizable compensation vary in the following respects:

Rationale / Pay Component	Target		Realizable
Rationale for use	•	Reflects the intended value of compensation	•	Aligns compensation with time horizon of incentives
	•	Communicates compensation value by holding performance levels constant	•	Incorporates actual performance into the economic value of awards
Base Salary	•	Actual salary in fiscal year earned
Short-Term Incentives	•	Target bonus for fiscal year	•	Actual bonus earned for fiscal year
RSUs	•	RSUs valued at their target weighting and intended long-term incentive value	•	RSUs granted over the three-year period valued at the fiscal 2016 year-end share price
NQSOs	•	NQSOs valued at their target weighting and long-term incentive intended value	•	NQSOs granted over the three-year period valued based on the difference between fiscal 2016 year-end share price and exercise price
PSUs	•	Target number of PSUs valued at their target weighting and long-term incentive intended value	•	Actual number of PSUs for which performance goals have been met over the three-year period, multiplied by the fiscal 2016 year-end share price

        The chart below shows the relationship between fiscal 2014-16 average target CEO total direct compensation (TDC) and average CEO realizable compensation.

3-Year Average Target and Realizable CEO Total Direct Compensation(1)(2)
FY14-16

(1)
Three-year average target total direct compensation includes three-year average annual base salary earned, three-year average target short-term cash incentives and three-year average target long-term incentives. For fiscal 2016, the CEO's target long-term incentive opportunity was $2 million, weighted 35% to time-vested stock options, 25% to time-vested RSUs and 40% to PSUs. For fiscal 2014 and fiscal 2015, the target long-term incentive opportunity was also $2 million and reflects the annualized portion of the CEO's front-loaded performance-based $6 million target award granted in fiscal 2013.

(2)
Three-year average realizable total direct compensation includes three-year average actual base salary earned, three-year average actual short-term cash incentives earned and the intrinsic value of long-term incentives granted, or earned in the case of PSUs, over the three-year period at the end of fiscal 2016. The CEO's fiscal 2013 through fiscal 2015 three-year front-loaded award, which was earned in fiscal 2015, has been pro-rated (i.e., reduced by one-third) to align with the fiscal 2014 through fiscal 2016 time period shown.

Participants in the Compensation Process

Role of Executive Officers and Board of Directors in Compensation Decisions

        The Chief Executive Officer assists the Committee in making compensation decisions for the Company's executives, including the named executive officers, primarily by making recommendations and evaluating day-to-day performance of the executives. The Chief Executive Officer and other executives do not play a role in determining their own compensation, and are not present at the executive sessions of the Committee in which their pay is discussed.

        The Committee's analysis and determinations are recommended to the Board of Directors for approval.

Role of Compensation Consultant

        In July 2015, the Committee engaged Echelon Compensation Partners ("Echelon") as its independent executive compensation consultant. Generally, the Committee's independent executive compensation consultant performs the following duties for the Committee:

  •
  Annual review of the Company's compensation philosophy, peer group and competitive positioning in terms of reasonableness and appropriateness;

  •
  Annual review of the Company's pay program and incentive plan design in terms of good governance, regulatory compliance, peer practices, effectiveness, and support of shareholder value;

  •
  Ongoing updates and advice to the Committee on compensation trends and best practices;

  •
  Review of the Compensation Discussion and Analysis and compensation tables;

  •
  Annual risk assessment of the Company's compensation programs; and

  •
  Periodic review of the Company's Board of Directors compensation.

        As required by rules adopted by the Securities and Exchange Commission under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Committee selects its independent executive compensation consultant only after assessing the firm's independence. Based upon this assessment, the Committee determined that the engagement of Echelon Compensation Partners did not raise any conflicts of interest or similar concerns.

Determination of Total Compensation

Peer Group Development

        For purposes of competitively benchmarking executive compensation and to provide a relative context for evaluating Company performance, the Committee, with the assistance of the Company's independent executive compensation consultant, has identified a group of companies that reflect the size, business characteristics, geographic focus, and challenges of the Company.

        It is the Committee's opinion that regional gaming and racetrack operators comprise the most applicable peer group in terms of the pool of executive talent available to the Company due to the high degree of experience and specialized knowledge required to provide effective oversight of multiple gaming properties in various jurisdictions. Also, many of the Company's executive officers are required to submit to extensive investigations conducted by the state police or an equivalent investigatory agency of their personal financial records, their character and their competency in order to be found "suitable" to serve in their respective capacities in each of the jurisdictions in which the Company operates. Accordingly, the pool of executives capable and willing to serve in an executive capacity in a publicly traded, multi-jurisdictional gaming company tends to consist mostly of individuals who are already working within the gaming or racing industry.

        While the Committee believes that a primary focus on gaming and racing organizations is appropriate for benchmarking the Company's executive compensation, it also recognizes that the Company's business is continually evolving to include significant restaurant and hospitality operations, which expands the universe of organizations with which the Company competes for business and talent.

In addition, the number of comparable regional gaming companies is limited, which requires the Company to look beyond its primary competitors for suitable peers.

        At the request of the Committee, in July 2015, the Committee's independent executive compensation consultant re-evaluated the peer group and assessed its continued suitability for competitive pay comparisons. In doing so, the Committee applied similar criteria to prior reviews:

  •
  Suitable peers should be comparable to the Company in terms of size, geographic orientation, business focus, management challenge, and talent needs

  •
  Publicly-traded companies with revenues between $300 million and $3 billion (~1/3x to ~3x the Company's revenue)

  •
  Companies with operations largely focused in the U.S.

  •
  Companies similar in terms of business model and customer base

  •
  Companies that best fit the above model fall within two primary categories

  •
  Regional gaming organizations

  •
  U.S. based hospitality and leisure organizations (restaurants, hotel companies, and potentially cruise lines)

        In its evaluation, the Committee's independent executive compensation consultant identified four companies as potential additions to the peer group, but did not recommend adding them at this time. The Committee accepted the recommendation of its consultant and did not recommend that the Board make any changes to the peer group. It is the belief of the Committee and the Board that the peer group listed below continues to provide an appropriate benchmark that reflects the Company's size, skill base, management challenge, domestic focus, and the evolution of its industry:

  Boyd Gaming Corporation
  Cheesecake Factory, Inc.
  Choice Hotels International, Inc.
  Churchill Downs, Inc.
  Eldorado Resorts, Inc.
  Marriott Vacations Worldwide Corporation
  Norwegian Cruise Lines Holdings
  Penn National Gaming, Inc.
  Pinnacle Entertainment, Inc.
  The Marcus Corp.
  Vail Resorts, Inc.

Target Total Compensation Opportunity

        The Committee establishes a target total compensation opportunity and target mix of individual program elements for each named executive officer relative to practices of the peer group, and where appropriate, to general survey data for companies of comparable size. Actual pay may differ from targeted levels depending on Company and individual performance and the impact of such performance on payouts under the Company's short and long-term incentive programs.

        A number of factors are considered when establishing targeted pay levels, including value to our stockholders, future leadership potential, level of job responsibility, critical experience/skills, the level of sustained performance, and the market demands for a particular type of talent. In general, it is the Company's policy to position target total compensation for its executive team at median peer group levels, with the potential to earn significantly more or less than target subject to Company and individual performance. The Committee engages an independent executive compensation consulting firm to provide guidance regarding competitive compensation practices, peer analysis, and recommendations.

Mix of Pay Elements

        Compensation for the Company's executives is delivered through a mix of pay elements that is heavily performance based. The degree of "at risk" compensation increases with an executive's responsibility level to reflect the fact that executives at higher organizational levels are more likely to directly influence the Company's results.

Pay Element	Primary Objective	Cash/Equity	Vesting / Performance Period
Base Salary	Attract and retain our NEOs	Cash	Ongoing
Fixed component commensurate with each executive officer position
Short-Term Incentives	Short-term, cash incentive designed to focus and motivate our executive officers to meet and exceed their annual financial and strategic business goals that support the Company's long-term goals	Cash	1 Year
Long-Term Incentives
RSUs	Align our executive officers' interests with the interests of our shareholders		3 years—ratable vesting
Stock Options	Maintain a long-term focus on predetermined goals deemed most critical to our long-term growth	Equity	5 years—ratable vesting
Exercisable for up to 7 years
PSUs	Provide retention value for our executive officers		3-year cliff vesting

CEO Fiscal 2016 Pay Mix	Other NEOs Average Fiscal 2016 Pay Mix

Results of Say-on-Pay Vote

        At our annual meeting in October 2014, we held an advisory, non-binding stockholder vote on the compensation of our named executive officers. Our stockholders approved, on an advisory, non-binding basis, a resolution approving executive compensation. Although such advisory vote on executive compensation was non-binding, the Committee considered the outcome of this vote when making compensation decisions for our named executive officers. The Committee has not made any changes to our executive compensation program expressly as a result of such vote.

Overview of Executive Compensation Elements

        The principle elements of the Company's executive compensation program are described below. Please see "Analysis of Fiscal 2016 Compensation" below for a discussion of the specific actions taken with respect to executive compensation for fiscal 2016.

        The use of multiple compensation elements enables the Company to reinforce its pay for performance philosophy as well as to strengthen its ability to attract and retain high performing executive officers. The Company believes that its combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value creation, and facilitates executive recruitment and retention in a high-performance culture.

        Base Salary.    Base salary compensates executives for competence in their roles. The base salary of each executive reflects a combination of factors, including market pay levels, the executive's experience and tenure, internal pay equity, the need to attract and retain excellent management talent, the Company's overall annual budget for merit increases, and the executive's individual performance. The primary comparative reference point used by the Committee when setting salaries is the median peer group salary for similar positions.

        Short-Term Cash Incentive Plan.    The short-term cash incentive plan is designed to encourage profitable annual performance and to reward and recognize individuals who directly influence and contribute to the achievement of operational and strategic initiatives that drive Company performance. The Committee believes that, by linking incremental annual incentive compensation to Company performance over which plan participants have a substantial degree of influence, the plan will promote higher levels of productivity and substantial additional value for the Company's stockholders. In order to accomplish these objectives, the plan is designed to meet the following criteria:

  •
  The short-term cash incentive opportunity available to key corporate personnel, including the named executive officers, is directly related to specific financial goals as well as to defined strategic initiatives and/or individual performance goals.

  •
  Outstanding achievement will result in outstanding rewards, i.e., the better the performance relative to the performance goals, the larger the incentive that participants will receive, subject to overall plan limitations. Conversely, poor achievement will result in no reward, or a payout substantially below target levels.

        Participants in the plan have a specific target incentive opportunity defined as a percentage of their base salary that is consistent with median peer group practices and the Company's internal organizational structure. The plan provides that the Committee, in its sole discretion, will establish performance goals for each fiscal year against which short-term cash incentive awards will be calculated using: (1) achievement of pre-determined Company financial goals and (2) a discretionary assessment of executive performance by the Committee. Each of these factors is independent of each other, and weighted in the bonus calculation. The Committee sets a threshold level of financial performance that must be achieved for a participant to earn any bonus for the applicable fiscal year under the financial component of the plan.

        The payout for financial performance is calculated by determining the variance from the pre-established target performance objectives. The payout for the financial performance component can range between 50% of the target opportunity, assuming that a threshold level of performance is achieved, and 150% of the target opportunity assuming achievement of the maximum performance goals. To encourage sustained year to year earnings growth, the "core" payout is adjusted (up or down) by up to 25% based on current fiscal year performance versus prior fiscal year performance.

        For the portion of the bonus based on the assessment of executive performance, general performance criteria are identified at the beginning of each fiscal year. These performance criteria may include Company performance, functional area performance, performance against key strategic initiatives, or individual performance, as approved by the Committee. During the fiscal year the Committee periodically reviews performance against the established criteria and may, as appropriate, modify objectives or add new objectives based on the then current circumstances. At the end of the fiscal year, the level of payout earned based on performance relative to the established criteria is determined by the Committee. The payout for the discretionary performance component can range between 50% of the target opportunity, assuming a threshold level of performance is achieved, and 150% of the target opportunity based on the maximum achievement of the performance goals.

        The portion of the short-term cash incentive for any fiscal year based on the financial performance goals shall be paid if the financial performance goals are achieved (i.e., there is no discretion). The portion of the short-term cash incentive for any fiscal year based the Committee's assessment of executive performance may be paid at the discretion of the Committee, regardless of whether the financial performance goals were achieved.

        Long-Term Incentive/Equity Plan.    The Company's long-term incentive plan provides the Committee with a variety of vehicles (including stock options, restricted stock and restricted stock units) through which it can reward and incent long-term Company performance.

        The Committee believes that this long-term incentive program directly promotes the interests of shareholders by both providing a strong retention tool and by focusing executive management on the strategies and tactics required to materially boost the Company's share price over the measurement period.

        Benefits and Perquisites.    The Committee believes that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees and consistent with competitive practices among the Company's peer group. The standard benefits offered to all of the Company's employees include medical, dental and vision insurance, group life insurance, short and long-term disability, and a 401(k) with certain contributions matched by the Company.

Analysis of Fiscal 2016 Compensation

        Executive Compensation Review.    In early fiscal 2016, at the Committee's request, the Committee's independent executive compensation consultant performed a comprehensive competitive analysis of the Company's executive compensation program design and pay levels. The consultant assessed the Company's compensation program design and policies relative to its peer group, "best" practices, regulatory trends and regulatory compliance. It also competitively assessed the Company's fiscal 2015 executive compensation positioning for key positions. Specifically, the consultant:

  •
  determined year-to-year changes in the named executive officer compensation levels among the Company's peer group as a basis for considering potential adjustments to the pay levels of the Company's executive team;

  •
  analyzed compensation data disclosed in 2015 proxy statements filed with the SEC for the top-five officers (chief executive officer, chief financial officer and three other highest paid positions) for the Company's peer group; and

  •
  determined year-to-year changes in salary, target bonus, short-term compensation, long-term incentives and total direct compensation.

        The key finding of the Committee's independent executive compensation consultant analysis was that year-over-year changes in target total direct compensation were modest (generally between 5% and 10%), and resulted from increases in salary and target incentive values. Based on these findings and taking into consideration that none of our named executive officers have received an increase in salary for fiscal 2015, the Committee's independent executive compensation consultant recommended an increase in salary for our named executive officers of between 2% and 5%.

        The analysis provided by the Committee's independent executive compensation consultant also concluded that, overall, the Company's executive pay programs are aligned with competitive norms and sound governance practices and provide a solid link to long-term value creation.

Fiscal 2016 Compensation Decisions

Annual Base Salaries and STIP Targets

        Based on the above analysis and the recommendation of the Committee's independent executive compensation consultant, the Committee recommended and the Board approved the following annual base salaries and short-term incentive targets effective as of October 26, 2015 (the first day of 3Q of fiscal 2016):

Executive	2015 Annual Based Salary($)	2016 Annual Base Salary($)(1)	Percent Change in Base Salary	Target STIP Opportunity as Percentage of Base Salary
Ms. McDowell(2)	775,000	790,500	2%	100%
Mr. Hausler	450,000	459,000	2%	70%
Mr. Block	500,000	510,000	2%	70%
Mr. Quatmann	400,000	420,000	5%	60%
Mr. Mitchell	375,000	390,000	4%	60%

(1)
Reflects the annual base salaries effective as of October 26, 2015. The actual base salaries paid in fiscal 2016 were pro-rated.

(2)
After the conclusion of fiscal 2016, Ms. McDowell retired as President and Chief Executive Officer and Mr. Hausler became Chief Executive Officer and Mr. Block became President and Chief Operating Officer.

Short-Term Incentive Plan

        In April 2015, the Committee and the Board approved the fiscal 2016 short-term incentive plan for Company executives including the named executive officers. For fiscal 2016, the Committee recommended and the Board approved that the financial component of the short-term incentive plan should, to encourage sustained year-to-year earnings growth, add a provision pursuant to which the "core" payout would be adjusted (up or down) by up to 25% based on current fiscal year performance versus prior fiscal year performance.

        Consistent with recent years, the Committee recommended and the Board approved that 70% of short-term bonus would be determined based on the Company's financial performance and 30% based on the Committee's assessment of performance criteria specific to the fiscal 2016 goals as approved by the Board of Directors. Each component is independent of the other. As in recent years, the Committee and the Board determined that this weighting provided the most appropriate balance between quantitative measurement of Company financial performance and the performance of each individual executive and the executive team as a whole.

        With respect to the financial component, the Committee recommended and the Board approved that the appropriate measure of the Company's performance for fiscal 2016 is Operating EBITDA measured against a pre-established target, subject to the newly added 25% up or down adjustment based on fiscal 2016 performance versus fiscal 2015 performance. The Committee selected Operating EBITDA because it believes that this measure most closely aligns the participating executives with sustained shareholder value creation.

        For fiscal 2016, the Committee recommended and the Board approved the following relationship between payout and Operating EBITDA performance, which is consistent with the relationship used in recent years:

Performance (Approx. % of Target)	Short-Term Cash Incentive Plan Payout (% of Target)
< 90%	No Payout
90%	50%
100%	100%
110%	150%
> 110%	150%

        The above payout would then be adjusted as follows based on fiscal 2016 Operating EBITDA compared to fiscal 2015 Operating EBITDA:

Fiscal 2016 Operating EBITDA Compared to Fiscal 2015 Operating EBITDA	Adjustment to Payout
< –10%	–25%
≤ –8% to ≥ –10%	–20%
≤ –6% to ≥ –8%	–15%
≤ –4% to ≥ –6%	–10%
≤ –2% to ≥ –4%	–5%
≤ 2% to ≥ –2%	0%
> 2% to ≤ 4%	+5%
> 4% to ≤ 6%	+10%
> 6% to ≤ 8%	+15%
> 8% to ≤ 10%	+20%
> 10%	+25%

        In each case, for performance between the defined payout points, the earned incentive is interpolated on a straight-line basis.

        With respect to the executive performance component of the plan, the Committee and the executive team established performance criteria which were approved by the Committee and the Board. At the conclusion of the fiscal year, the Committee will assess performance against the previously established performance criteria. The diagram below illustrates how the fiscal 2016 short-term incentive plan operates.

        For fiscal 2016, the Company achieved 103.7% of the Operating EBITDA target established by the Committee, and 103.9% of Operating EBITDA achieved in fiscal 2015. This resulted in a payout of 118.7% of the financial component of the short-term cash incentive plan.

        With respect to the executive performance component of the plan, the Committee and the executive team established, and the Board approved, team-based milestones and objectives derived from the Company's strategic plan. At the conclusion of the fiscal year, the Committee evaluated the executive team's performance against the previously established milestones and objectives. The Committee recommended and the Board approved that the executive team substantially met expectations in fiscal 2016 and awarded the executive team 75% of the executive performance component of the plan.

        Based on performance in terms of the financial and executive performance components of the plan, the named executive officers achieved 111.5% under the Company's short-term cash incentive plan for fiscal 2016 as follows:

Executive	Actual Payment($)
Ms. McDowell(1)	714,490
Mr. Hausler	461,989
Mr. Block	402,211
Mr. Quatmann	279,898
Mr. Mitchell	261,124

(1)
After the conclusion of fiscal 2016, Ms. McDowell retired as President and Chief Executive Officer. Pursuant to the terms of the employment agreement, Ms. McDowell was only eligible to receive an award related to the achievement of the financial component of the fiscal 2016 short-term incentive plan.

Long-Term Incentive Plan

        In April 2015, the Committee recommended and the Board approved the fiscal 2016 long-term incentive plan for Company executives, including the named executive officers. The fiscal 2016 plan provides that participants in the plan will have a specified target annual award opportunity within the following ranges based on their position within the Company:

Position	Range for Target Award Opportunity($)
Chief Executive Officer	1,750,000 - 2,250,000
Chief Financial Officer/Chief Operating Officer	450,000 - 550,000
Chief Legal Officer/Chief Development Officer/Chief Administrative Officer	350,000 - 450,000

        The fiscal 2016 long-term incentive plan also established that each executive's long-term incentive opportunity would consist of the following three components:

FY16 LTIP Components	Percent of Target LTIP Opportunity
Time-Vesting Restricted Stock Units ("RSUs")	25%
Non-Qualified Stock Options ("NQSOs")	35%
Performance Stock Units ("PSUs")	40%

        In making its determination of what type of awards to grant, the Committee considered peer group information and trends in long-term incentives, the deductibility of NQSOs and PSUs under Section 162(m) of the Internal Revenue Code for performance-based compensation, and how best to encourage a focus on long-term financial and stock price performance and retention of key executives.

        The RSUs and NQSOs to be awarded under the fiscal 2016 plan will vest over time—the RSUs in three equal annual installments and the NQSOs in five equal annual installments—in each case beginning on the one-year anniversary of the grant date. Each PSU awarded under the fiscal 2016 plan represents a contingent right to receive one share of Company common stock (or its cash equivalent) at the end of the measurement period (April 27, 2015 to April 29, 2018). The number of PSUs that may be earned shall be determined at the end of the measurement period based on the Company's three-year performance relative to a performance measure established by the Committee. For the measurement period beginning with fiscal 2016, the Committee determined that Return on Invested Capital ("ROIC") was the appropriate performance measure because of the measure's close correlation with long-term value creation and the Company's strategic focus on the efficient use of capital. If ROIC does not reach the threshold level (i.e., 70% of target), then none of the PSUs will be earned and such unearned PSUs will expire at the end of the measurement period. Below is the payout table for the fiscal 2016 plan:

Three-Year ROIC Performance (Approx. % of Target)	Long-Term Incentive Plan Payout (% of Target)
≥ 130%	150%
100%	100%
70%	50%
< 70%	0%

        Based on the analysis of the Company's independent executive compensation consultant, the Committee and the Board believe that the above payout table is both consistent with peer practices and represents a realistic relationship between payout and performance.

        Assuming that the participant remains employed at the end of the measurement period, the PSUs shall become immediately vested as of the last day of the measurement period. All PSUs that have vested shall be issued within sixty (60) days of vesting. Other provisions apply in the event of death, disability, retirement, termination without cause and change of control.

        In April, 2015, the Committee considered each executive and developed a target long-term incentive award for fiscal 2016 within the range previously approved based on a variety of factors, including Company and individual performance, current realizable compensation and the relative weighting of long-term incentives as part of our executives' total compensation opportunity. The Committee recommended and the Board approved the following long-term incentive plan target awards for fiscal 2016:

Executive	Fiscal 2016 Target LTIP Award($)
Ms. McDowell	2,000,000
Mr. Hausler(1)	650,000
Mr. Block	500,000
Mr. Quatmann	400,000
Mr. Mitchell	350,000

(1)
Includes an additional $100,000 for Mr. Hausler in consideration of the initiatives Mr. Hausler was to spearhead in fiscal 2016.

        As discussed above, the target award for each executive was broken down into three components as follows:

Executive	RSUs($) (25% of Target)	NQSOs($) (35% of Target)	PSUs($) (40% of Target)
Ms. McDowell	500,000	700,000	800,000
Mr. Hausler	162,500	227,500	260,000
Mr. Block	125,000	175,000	200,000
Mr. Quatmann	100,000	140,000	160,000
Mr. Mitchell	87,500	122,500	140,000

        These amounts for each executive were converted to awards based on the average daily closing price of our stock for the 90 calendar days prior to the grant date and the Committee granted long-term incentive awards to the executives as of the first day of fiscal 2016 (April 27, 2015) as follows:

Executive	RSUs(#)(1)	NQSOs(#)(2)	PSUs(#)(3)
Ms. McDowell(4)	39,246	141,647	62,794
Mr. Hausler	12,755	46,035	20,408
Mr. Block	9,812	35,412	15,699
Mr. Quatmann	7,849	28,329	12,559
Mr. Mitchell	6,868	24,788	10,989

(1)
RSUs vest ratably over three years commencing on the one-year anniversary of the grant date.

(2)
NQSOs have an exercise price of $14.86/share and vest ratably over five years commencing on the one-year anniversary of the grant date.

(3)
Reflects the PSU award at target. As discussed above, the actual number of PSUs that may be earned shall be determined at the end of the measurement period based on the Company's three-year performance relative to the performance measure established by the Committee.

(4)
Prior to her retirement from the Company on April 27, 2016, Ms. McDowell vested in 1/3rd of her RSU award and 1/5th of her NQSO award. Ms. McDowell forfeited the remainder of her fiscal 2016 RSU award and NQSO award and her entire PSU award.

Employment Agreements

        Consistent with gaming industry practice, the Company generally enters into employment agreements with its vice presidents and above, including the general manager of each of its gaming properties. The Company seeks to minimize the number of individuals to whom it provides employment agreements, while at the same time achieving the objectives set forth below. Relevant to this approach, the Company considers the standard competitive practices in the gaming industry.

        There are a number of strategic objectives that the Company expects to achieve by entering into employment agreements with certain key employees, including:

  •
  Attracting talented executives;

  •
  Limiting potential liability from the termination of executives, including the total severance that may be paid to an executive in the event that the Company elects to terminate the executive without cause;

  •
  Providing an effective retention mechanism; and

  •
  Providing the Company with effective and comprehensive protection of its strategic plans, intellectual property, and human capital.

        Some of the key terms of the Company's employment agreements with executives are:

        Term.    The initial term of employment agreements covering the Company's named executive officers is one year. The employment agreements renew for successive one-year terms unless notice is provided or the agreement is terminated earlier. The Company believes that the term of each employment agreement represents a reasonable period for which the Company and the executive to mutually commit to maintain the employment relationship. For the Company, the term provides for stability and predictability among its leadership ranks. For the executive, the term provides a reasonable but limited assurance of job security designed to foster an environment of entrepreneurial risk taking where the executive can focus on building long-term stockholder value.

        Termination and Restrictive Covenants.    The Company offers certain additional payments to its executives if the Company elects to terminate the executive's employment without "cause" or as a result of death or total disability. Each employment agreement contains a set of restrictive covenants designed to provide the Company with a reasonable degree of protection of its strategic plans, intellectual property and human capital. Generally, each employment agreement contains prohibitions on (i) competition, (ii) solicitation of employees, and (iii) disclosure and use of confidential information, which remain in place for one year following termination. The Board selected this time period based on its determination of the extent to which each individual's tenure with, and knowledge of, the Company might be used to adversely impact the Company's strategic plans, intellectual property or human capital.

        Change in Control.    The Company does not have "single trigger" change in control provisions in its employment agreements with its named executive officers. In the event of a termination within 12 months following a change in control, each of the Company's named executive officers is entitled to receive certain additional payments, including among other things, an amount equal to two (2) times such officer's annual base salary. The Company believes that these payments provide an effective retention mechanism and continuity of leadership during a change in control.

        For a detailed discussion of the terms contained in each executive's employment agreement, please refer to page 46 below.

Other Compensation Policies

Equity Awards Policy

        The Committee's procedure for timing of equity awards helps to provide assurance that grants are never manipulated or timed to result in favorable pricing for executives. Generally, equity awards are awarded by the Committee as a dollar value from which the number of shares awarded is determined based on the prior 90-day average stock price. The Company schedules Board of Directors and Committee meetings in advance. Meeting schedules and award decisions are made without regard to the timing of Company SEC filings or press releases. Equity awards are generally granted on the date approved by the Committee or, in the case of new hires, pursuant to the terms of an employment agreement.

Stock Ownership Guidelines

        The Committee and Board encourages executives to manage from an owner's perspective by having and maintaining an equity stake in the Company. To that end, all of the Company's executives are also stockholders of the Company.

        In April 2016, the Board of Directors adopted the Isle of Capri Casinos, Inc. Stock Ownership Guidelines. The Stock Ownership Guidelines reflect the view of the Board of Directors that members of the Board of Directors and executives should maintain a material personal financial stake in the Company to promote a long-term perspective in managing the enterprise and to align shareholder and management interests. Accordingly, the Board of Directors implemented the following stock ownership guidelines, which the Board of Directors anticipates are achievable within five years:

Title	Ownership Guideline
Members of the Board of Directors	5x annual base cash retainer
Chief Executive Officer	5x annual base salary
Chief Operating Officer Chief Financial Officer Chief Legal Officer Chief Administrative Officer Chief Development Officer	3x annual base salary
SVPs	1.5x annual base salary
RVPs and VPs	1x annual base salary

Risk Management Practices and Risk-Taking Incentives

        As previously noted, the Committee engages its independent executive compensation consultant on an annual basis to assess material risks relating to the Company's compensation practices and policies for all employees to identify and address compensation plan features that could trigger material harm to the Company by encouraging:

  •
  Excessive risk taking,

  •
  Misstatement of financial results, and

  •
  Fraud or misconduct.

        The most recent risk assessment performed by the Committee's independent executive compensation consultant determined that the Company has a balanced executive compensation program that does not encourage excessive risk taking. Accordingly, the Committee concluded that the Company's compensation policies enhance the Company's business interests by encouraging innovation and appropriate levels of risk taking.

Tax Deductibility of Compensation Programs

        Section 162(m) of the Code limits our deduction for compensation paid to certain executives to $1 million unless certain requirements are met. The policy of the Committee with regard to Section 162(m) of the Code is to establish and maintain a compensation program that will optimize the deductibility of compensation. The Committee reserves the right to use its judgment, where merited by the Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to authorize compensation that may not, in a specific case, be fully deductible.

Fiscal 2017 Compensation Actions

        The Company has taken the following actions with respect to fiscal 2017 executive compensation:

Chief Executive Officer Succession Plan

        In January 2016, we announced the implementation of our succession plan for the chief executive officer position, which included the following changes for our named executive officers effective as of April 28, 2016:

  •
  Mr. Hausler's promotion to Chief Executive Officer

  •
  Mr. Block's promotion to President and Chief Operating Officer

        Based on the analysis and the recommendation of the Committee's independent executive compensation consultant, in January 2016, the Committee recommended and the Board approved the following fiscal 2017 compensation for the affected persons in connection with the promotions:

Executive	FY17 Annual Base Salary($)	FY17 Target STIP Opportunity as Percentage of Base Salary	FY17 Target LTIP Opportunity as Percentage of Base Salary
Mr. Hausler	635,000	100%	250%
Mr. Block	550,000	100%	110%

Peer Group

        At the request of the Committee, at meetings held in April 2016 and July 2016, the Committee's independent executive compensation consultant re-evaluated the peer group and assessed its continued

suitability for competitive pay comparisons. In doing so, the Committee applied similar criteria to prior reviews:

  •
  Suitable peers should be comparable to the Company in terms of size, geographic orientation, business focus, management challenge, and talent needs

  •
  Publicly-traded companies with revenues between $300 million and $3 billion (~1/3x to ~3x the Company's revenue)

  •
  Companies with operations largely focused in the U.S.

  •
  Companies similar in terms of business model and customer base

  •
  Companies that best fit the above model fall within two primary categories

  •
  Regional gaming organizations

  •
  U.S. based hospitality and leisure organizations (restaurants, hotel companies, and potentially cruise lines)

        In its evaluation, the Committee's independent executive compensation consultant (i) recommended that the Committee remove one company from the existing peer group, (ii) identified four companies as potential additions to the peer group and (iii) recommended that the Committee consider adding two of the four recommended companies to its peer group. The Committee considered the recommendations of its independent executive compensation consultant and, in July 2016, recommended that the Board approve—and the Board did approve—the following peer group:

    Boyd Gaming Corporation
    Cheesecake Factory, Inc.
    Choice Hotels International, Inc.
    Churchill Downs, Inc.
    Eldorado Resorts, Inc.
    International Speedway Corporation
    Marriott Vacations Worldwide Corporation
    Monarch Casino and Resort, Inc.
    Penn National Gaming, Inc.
    Pinnacle Entertainment, Inc.
    The Marcus Corp.
    Vail Resorts, Inc.

        It is the belief of the Committee and the Board that the peer group listed above provides an appropriate benchmark that reflects the Company's size, skill base, management challenge, domestic focus, and the evolution of its industry:

Fiscal 2017 Short-Term Incentive Plan Design

        In April 2016, the Committee and the Board approved the fiscal 2017 short-term incentive plan for Company executives including the named executive officers. The fiscal 2017 plan is substantially the same as the fiscal 2016 plan. With respect to the financial component, the Committee recommended and the Board approved that the appropriate measure of the Company's performance for fiscal 2017 is Operating EBITDA measured against a pre-established target, subject to the 25% up or down adjustment based on fiscal 2017 performance versus fiscal 2016 performance. The Committee selected Operating EBITDA because it believes that this measure most closely aligns the participating executives with sustained shareholder value creation.

        For fiscal 2017, the Committee recommended and the Board approved the following relationship between payout and Operating EBITDA performance, which is consistent with the relationship used in recent years:

Performance (Approx. % of Target)	Short-Term Cash Incentive Plan Payout (% of Target)
< 90%	No Payout
90%	50%
100%	100%
110%	150%
> 110%	150%

        The above payout would then be adjusted as follows based on fiscal 2017 Operating EBITDA compared to fiscal 2016 Operating EBITDA:

Fiscal 2017 Operating EBITDA Compared to Fiscal 2016 Operating EBITDA	Adjustment to Payout
< –10%	–25%
≤ –8% to ≥ –10%	–20%
≤ –6% to ≥ –8%	–15%
≤ –4% to ≥ –6%	–10%
≤ –2% to ≥ –4%	–5%
≤ 2% to ≥ –2%	0%
> 2% to ≤ 4%	+5%
> 4% to ≤ 6%	+10%
> 6% to ≤ 8%	+15%
> 8% to ≤ 10%	+20%
> 10%	+25%

        In each case, for performance between the defined payout points, the earned incentive is interpolated on a straight-line basis.

        With respect to the executive performance component of the plan, the Committee and the executive team established performance criteria which were approved by the Committee and the Board. At the conclusion of the fiscal year, the Committee will assess performance against the previously established performance criteria.

Fiscal 2017 Long-Term Incentive Plan Design

        In April 2016, the Committee recommended and the Board approved the fiscal 2017 long-term incentive plan for Company executives, including the named executive officers. The fiscal 2017 plan is substantially the same as the fiscal 2016 plan and provides that participants in the plan will have a specified target annual award opportunity within the following ranges based on their position within the Company:

Position	Range for Target Award Opportunity($)
Chief Executive Officer	1,750,000 - 2,250,000
Chief Financial Officer/Chief Operating Officer	450,000 - 550,000
Chief Legal Officer/Chief Development Officer/Chief Administrative Officer	350,000 - 450,000

        The fiscal 2017 long-term incentive plan also established that each executive's long-term incentive opportunity would consist of the following three components:

FY17 LTIP Components	Percent of Target LTIP Opportunity
RSUs	25%
NQSOs	35%
PSUs	40%

        In making its determination of what type of awards to grant, the Committee considered peer group information and trends in long-term incentives, the deductibility of NQSOs and PSUs under Section 162(m) of the Internal Revenue Code for performance-based compensation, and how best to encourage a focus on long-term financial and stock price performance and retention of key executives.

        The RSUs and NQSOs to be awarded under the fiscal 2017 plan will vest over time—the RSUs in three equal annual installments and the NQSOs in five equal annual installments—in each case beginning on the one-year anniversary of the grant date. Each PSU awarded under the fiscal 2017 plan represents a contingent right to receive one share of Company common stock (or its cash equivalent) at the end of the measurement period (April 25, 2016 to April 28, 2019). The number of PSUs that may be earned shall be determined at the end of the measurement period based on the Company's three-year performance relative to a performance measure established by the Committee. For the measurement period beginning with fiscal 2017, the Committee determined that Return on Invested Capital ("ROIC") was the appropriate performance measure because of the measure's close correlation with long-term value creation and the Company's strategic focus on the efficient use of capital. If ROIC does not reach the threshold level (i.e., 70% of target), then none of the PSUs will be earned and such unearned PSUs will expire at the end of the measurement period. Below is the payout table for the fiscal 2017 plan:

Three-Year ROIC Performance (Approx. % of Target)	Long-Term Incentive Plan Payout (% of Target)
≥ 130%	150%
100%	100%
70%	50%
< 70%	0%

        Based on the analysis of the Company's independent executive compensation consultant, the Committee and the Board believe that the above payout table is both consistent with peer practices and represents a realistic relationship between payout and performance.

        Assuming that the participant remains employed at the end of the measurement period, the PSUs shall become immediately vested as of the last day of the measurement period. All PSUs that have vested shall be issued within sixty (60) days of vesting. Other provisions apply in the event of death, disability, retirement, termination without cause and change of control.

        In April 2016, the Committee considered each executive and developed a target long-term incentive award for fiscal 2017 within the range previously approved based on a variety of factors, including Company and individual performance, current realizable compensation and the relative weighting of long-term incentives as part of our executives' total compensation opportunity. The

Committee recommended and the Board approved the following long-term incentive plan target awards for fiscal 2017:

Executive	Fiscal 2017 Target LTIP Award($)
Mr. Hausler	1,600,000
Mr. Block	605,000
Mr. Quatmann	400,000
Mr. Mitchell	350,000

        As discussed above, the target award for each executive was broken down into three components as follows:

Executive	RSUs($) (25% of Target)	NQSOs($) (35% of Target)	PSUs($) (40% of Target)
Mr. Hausler	400,000	560,000	640,000
Mr. Block	151,250	211,750	242,000
Mr. Quatmann	100,000	140,000	160,000
Mr. Mitchell	87,500	122,500	140,000

        These amounts for each executive were converted to awards based on the average daily closing price of our stock for the 90 calendar days prior to the grant date and the Committee granted long-term incentive awards to the executives as of the first day of fiscal 2017 (April 25, 2016) as follows:

Executive	RSUs(#)(1)	NQSOs(#)(2)	PSUs(#)(3)
Mr. Hausler	31,371	107,964	50,194
Mr. Block	11,862	40,824	18,980
Mr. Quatmann	7,843	26,991	12,549
Mr. Mitchell	6,862	23,617	10,980

(1)
RSUs vest ratably over three years commencing on the one-year anniversary of the grant date.

(2)
NQSOs have an exercise price of $14.67/share and vest ratably over five years commencing on the one-year anniversary of the grant date.

(3)
Reflects the PSU award at target. As discussed above, the actual number of PSUs that may be earned shall be determined at the end of the measurement period based on the Company's three-year performance relative to the performance measure established by the Committee.

Compensation Committee Report on Executive Compensation

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By: The Compensation Committee:

Gregory J. Kozicz, Chairman
Bonnie Biumi, Vice Chairman
Jeffrey D. Goldstein

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal year ended April 24, 2016 by the Company's principal executive officer, principal financial officer and three other most highly compensated individuals serving as executive officers on the last day of such fiscal year (collectively, the "Named Executive Officers"). Additionally, to the extent the Named Executive Officer was included in the table for such fiscal year, the table also includes compensation earned during the fiscal years ended April 26, 2015 and April 27, 2014.

Name & Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Virginia McDowell(4)	2016	782,750	1,519,376	816,453	714,490	—	3,833,069
President and Chief Executive	2015	775,000	—	—	1,020,675	—	1,795,675
Officer	2014	775,000	—	—	232,500	—	1,007,500
Eric L. Hausler(5)	2016	454,500	493,797	265,346	461,989	—	1,675,632
Chief Financial Officer	2015	434,135	—	—	395,100	—	829,235
	2014	375,000	—	—	67,500	12,006	454,506
Arnold L. Block(6)	2016	505,000	379,859	204,115	402,211	11,166	1,502,351
Chief Operating Officer	2015	500,000	—	—	460,950	10,941	971,891
	2014	500,000	—	—	90,000	14,754	604,754
Edmund L. Quatmann, Jr.	2016	410,000	303,875	163,288	279,898	—	1,157,061
Chief Legal Officer and	2015	400,000	—	—	316,080	—	716,080
Secretary	2014	400,000	—	—	72,000	—	472,000
Donn R. Mitchell, II	2016	382,500	265,891	142,878	261,124	—	1,052,393
Chief Administrative Officer

(1)
The amounts in this column represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts are disclosed in the footnotes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the relevant fiscal year, with the exception that for the employees no forfeiture rate is applied. For fiscal 2016, the amounts in these columns reflect the aggregate grant date fair value of the RSUs, PSUs and NQSOs granted under the Fiscal 2016 Long-Term Incentive Plan. The RSUs vest over three years commencing on the one-year anniversary of the award date. The PSUs contain a company performance condition which will determine the number of shares which will ultimately vest, if any, on the three year anniversary of the award. The value for the PSUs above reflects the target award value. The NQSOs vest and become exercisable over five years commencing on the one-year anniversary of the award date. No stock awards were made for performance in fiscal 2015 or fiscal 2014. See discussion of the long-term incentive plan on page 29.

(2)
The amounts in this column relate to cash awards granted under the annual short-term cash incentive bonus plan. See discussion of the annual short-term cash incentive bonus plan on page 26.

(3)
All Other Compensation less than $10,000 in the aggregate is not included.

The amounts in this column for fiscal 2016 consist of the following:

Executive	401(k) Matching ($)	Life Insurance ($)
Mr. Block	4,232	6,934

The amounts in this column for fiscal 2015 consist of the following:

Executive	401(k) Matching ($)	Life Insurance ($)
Mr. Block	4,083	6,858

The amounts in this column for fiscal 2014 consist of the following:

Executive	401(k) Matching ($)	MERP ($)	Life Insurance ($)	Misc. Other ($)
Mr. Hausler	2,668	5,368	458	3,512
Mr. Block	4,043	2,238	6,858	1,615
(4)
Ms. McDowell retired from her position as President and Chief Executive Officer effective on April 27, 2016.

(5)
Mr. Hausler became Chief Executive Officer effective on April 28, 2016.

(6)
Mr. Block became President and Chief Operating Officer effective on April 28, 2016.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards during fiscal 2016:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						All Other Stock Awards: Number of Units (3)	All Other Option Awards: Number of Securities Underlying Options
					Estimated Future Payouts Under Equity Incentive Plan Awards(2)						Grant Date Fair Value of Stock and Option Awards(4)
										Exercise Price of Option Awards
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
		$	$	$	#	#	#	#	#	$/Sh	$
Virginia McDowell		—	782,750	1,379,597
	4/27/2015				31,397	62,794	94,192				935,003
	4/27/2015							39,246			584,373
	4/27/2015								141,647	14.86	816,453
Eric L. Hausler		—	318,150	560,739
	4/27/2015				10,204	20,408	30,612				303,875
	4/27/2015							12,755			189,922
	4/27/2015								46,035	14.86	265,346
Arnold L. Block		—	353,500	623,044
	4/27/2015				7,849	15,699	23,548				233,758
	4/27/2015							9,812			146,101
	4/27/2015								35,412	14.86	204,115
Edmund L. Quatmann, Jr.		—	246,000	433,575
	4/27/2015				6,279	12,559	18,838				187,004
	4/27/2015							7,849			116,872
	4/27/2015								28,329	14.86	163,288
Donn R. Mitchell, II		—	229,500	404,494
	4/27/2015				5,495	10,989	16,484				163,626
	4/27/2015							6,868			102,265
	4/27/2015								24,788	14.86	142,878

(1)
These amounts reflect estimated future payouts for fiscal 2016 pursuant to the Company's short-term incentive plan, which provides for the payment of incentive compensation upon the Company's achievement of pre-established goals. Based on performance in fiscal 2016, the executives received payouts equal to approximately 112% of target as follows: Ms. McDowell, $714,490; Mr. Hausler, $461,989; Mr. Block, $402,211; Mr. Quatmann, $279,898; and Mr. Mitchell, $261,124.

(2)
Represents Performance Stock Units granted under our Long-Term Incentive Plan. Each performance share represents a contingent right to receive one share of our common stock, subject to three-year cliff vesting and satisfaction of certain company performance metrics. See Compensation Discussion and Analysis—Equity Compensation.

(3)
Represents Restricted Stock Units granted under our Long-Term Incentive Plan. Each RSU represents a right to receive one share of our common stock, which vests ratably over three years commencing on the one year anniversary of the date of grant. See Compensation Discussion and Analysis—Equity Compensation.

(4)
Represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. The assumptions used in the calculation of these amounts are disclosed in the footnotes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the relevant fiscal year, with the exception that for the employees no forfeiture rate is applied.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards as of April 24, 2016, the last day of fiscal 2016:

	Option awards				Stock awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)(2)		Market value of shares or units of stock that have not vested ($)(3)
Virginia McDowell		141,647	14.860	4/27/2022
					396,346	(4)	5,933,300	(4)
					39,246		587,513
					62,794	(5)	940,026	(5)
Eric L. Hausler	100,000	—	11.250	9/15/2019
		46,035	14.860	4/27/2022
					59,452	(4)	889,996	(4)
					12,755		190,942
					20,408	(5)	305,508	(5)
Arnold L. Block		35,412	14.860	4/27/2022
					4,724		70,718
					59,452	(4)	889,996	(4)
					9,812		146,886
					15,699	(5)	235,014	(5)
Edmund L. Quatmann, Jr.	66,000	—	4.620	7/1/2018
		28,329	14.860	4/27/2022
					59,452	(4)	889,996	(4)
					7,849		117,500
					12,559	(5)	188,008	(5)
Donn R. Mitchell, II	20,000	—	20.135	10/16/2017
		24,788	14.860	4/27/2022
					59,452	(4)	889,996	(4)
					6,868		102,814
					10,989	(5)	164,505	(5)

(1)
The vesting schedule for the options is five years with the first vesting occurring on the one year anniversary of the grant date and then annually thereafter.

(2)
Set forth below is the grant date, vesting schedule and the date each award is vested in full for the stock that has not vested:

Name	Number of shares of stock that have not vested(#)		Grant Date	Vesting Date (date award is vested in full)
Virginia McDowell	396,346	(4)	10/23/12	4/26/16
	39,246		4/27/15	4/27/18
	62,794	(5)	4/27/15	4/27/18
Eric L. Hausler.	59,452	(4)	5/7/12	4/26/16
	12,755		4/27/15	4/27/18
	20,408	(5)	4/27/15	4/27/18
Arnold L. Block	4,724		6/23/11	6/23/16
	59,452	(4)	5/7/12	4/26/16
	9,812		4/27/15	4/27/18
	15,699		4/27/15	4/27/18
Edmund L. Quatmann, Jr.	59,452	(4)	5/7/12	4/26/16
	7,849		4/27/15	4/27/18
	12,559	(5)	4/27/15	4/27/18
Donn R. Mitchell, II	59,452	(4)	5/7/2012	4/26/16
	6,868		4/27/15	4/27/18
	10,989	(5)	4/27/15	4/27/18
(3)
The aggregate market value of the shares of stock that have not vested was computed by multiplying $14.97 (the closing market price of a share of Company common stock on April 22, 2016) by the number of unvested shares outstanding as of April 24, 2016, for such executive.

(4)
During fiscal 2013, the Company granted restricted stock units containing market performance conditions which determined the ultimate amount of RSUs awarded. The performance measurement period ended on April 26, 2015 and RSUs were awarded. One-half of the award vested immediately on April 26, 2015 and the remaining half vested on April 26, 2016. The shares reflected in the above tables represent the second tranche of the RSUs, which vested on April 26, 2016. The aggregate market value of the performance-based restricted stock units was computed in accordance with (3) above.

(5)
On the first day of fiscal 2016, the Company granted performance share units (PSUs) containing a company performance condition, which will determine the ultimate amount of PSUs, if any, to be awarded. The shares reflected in the above tables represent the target number of shares. The potential maximum number of shares assuming the highest performance condition achieved is: Ms McDowell 94,192; Mr. Hausler 30,612; Mr. Block 23,548; Mr Quatmann 18,838 and Mr. Mitchell 16,484. The aggregate market value of the PSUs was computed in accordance with (3) above.

Option Exercises and Stock Vested

        The following table sets forth information concerning option exercises and stock vested during fiscal 2016:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
Virginia McDowell	—	—	—	—
Eric L. Hausler	—	—	—	—
Arnold L. Block	—	—	—	—
Edmund L. Quatmann, Jr.	44,000	346,610	—	—
Donn R. Mitchell, II	—	—	—	—

(1)
No stock awards vested during fiscal 2016. However, restrictions lapsed on the following number of shares having the value indicated: Ms. McDowell, 19,901 shares having a total value of $362,252; Mr. Hausler, 4,091 shares having a total value of $77,627; Mr. Block, 8,814 shares having a total value of $160,586; Mr. Quatmann, Jr., 4,091 shares having a total value of $77,627; and Mr. Mitchell, 4,091 shares having a total value of $77,627.

(2)
Value realized was computed by multiplying $14.97 (the fair market value of a share of Company common stock on April 22, 2016) by the number of unvested shares outstanding as of April 24, 2016, for such executive.

Potential Payments Upon Termination or Change in Control

        The information below describes and quantifies compensation that would become payable under existing arrangements in the event of a termination of each Named Executive Officer's employment under several different circumstances or a change in control. The amounts shown assume that such termination or change in control was effective as of April 24, 2016 (i.e. the last day of fiscal 2016), and thus include amounts earned through such time and are estimates of the amounts that would be paid to the Named Executive Officers upon their termination or a change in control. With respect to Messrs. Hausler and Block, the amounts shown assume that such termination or change in control was effective as of April 24, 2016, but are determined based upon their respective new employment agreements which became effective April 28, 2016. The actual amounts to be paid can only be determined at the time of such Named Executive Officer's separation from the Company or a change in control.

        The following tables quantify the amounts payable to each of the Named Executive Officers under the described termination circumstances and upon a change in control. For purposes of this table, "change in control" has the meaning set forth in the Isle of Capri Casinos, Inc. Second Amended and Restated Long-Term Incentive Plan and assumes that the voting stock of the Company or its successor (including a parent of the Company or its successor if the Company survives as a subsidiary) continues to trade on a national securities exchange. We have excluded from below the payments and various benefits to Ms. McDowell in the event of her termination or a change in control because Ms. McDowell's employment with the Company terminated on April 27, 2016.

Eric L. Hausler

	Involuntary Termination w/o Cause($)	Death($)	Disability($)	Change In Control Only($)	Change In Control and Termination($)(1)
Vested Stock Option Spread Value(2)	372,000	372,000	372,000	372,000	372,000
Unvested Stock Option Spread Value(2)	—	5,064	5,064	—	5,064
Restricted Stock Value(3)	—	—	—	—	—
Restricted Stock Units Value(4)	—	190,942	190,942	—	190,942
Performance Stock Units Value(5)	—	305,508	305,508	—	305,508
Performance-Based Restricted Stock Unit Value(6)	889,996	889,996	889,996	889,996	889,996
Cash Severance—Salary Continuation(7)	635,000	635,000	635,000	—	1,270,000
Cash Severance—Annual Bonus(8)	—	308,196	308,196	—	308,196
Bonus for Year of Termination(9)	461,989	461,989	461,989	—	461,989
Continued Health and Welfare(10)	19,295	19,295	19,295	—	38,590

Total	2,378,280	3,187,990	3,187,990	1,261,996	3,842,285

Arnold L. Block

	Involuntary Termination w/o Cause($)	Death($)	Disability($)	Change In Control Only($)	Change In Control and Termination($)(1)	Retirement($)
Vested Stock Option Spread Value(2)	—	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	3,895	3,895	—	3,895	—
Restricted Stock Value(3)	—	70,718	70,718	70,718	70,718	70,718
Restricted Stock Units Value(4)	—	146,886	146,886	—	146,886	—
Performance Stock Units Value(5)	—	235,014	235,014	—	235,014	—
Performance-Based Restricted Stock Unit Value(6)	889,996	889,996	889,996	889,996	889,996	889,996
Cash Severance—Salary Continuation(7)	550,000	550,000	550,000	—	1,100,000	—
Cash Severance—Annual Bonus(8)	—	317,720	317,720	—	317,720	317,720
Bonus for Year of Termination(9)	402,211	402,211	402,211	—	402,211	402,211
Continued Health and Welfare(10)	13,060	13,060	13,060	—	26,120	13,060

Total	1,855,267	2,629,500	2,629,500	960,714	3,192,560	1,693,705

Edmund L. Quatmann, Jr.

	Involuntary Termination w/o Cause($)	Death($)	Disability($)	Change In Control Only($)	Change In Control and Termination($)(1)
Vested Stock Option Spread Value(2)	683,100	683,100	683,100	683,100	683,100
Unvested Stock Option Spread Value(2)	—	3,116	3,116	—	3,116
Restricted Stock Value(3)	—	—	—	—	—
Restricted Stock Units Value(4)	—	117,500	117,500	—	117,500
Performance Stock Units Value(5)	—	188,008	188,008	—	188,008
Performance-Based Restricted Stock Unit Value(6)	889,996	889,996	889,996	889,996	889,996
Cash Severance—Salary Continuation(7)	420,000	420,000	420,000	—	840,000
Cash Severance—Annual Bonus(8)	—	222,659	222,659	—	222,659
Bonus for Year of Termination(9)	279,898	279,898	279,898	—	279,898
Continued Health and Welfare(10)	19,295	19,295	19,295	—	38,590

Total	2,292,289	2,823,572	2,823,572	1,573,096	3,262,867

Donn R. Mitchell, II

	Involuntary Termination w/o Cause($)	Death($)	Disability($)	Change In Control Only($)	Change In Control and Termination($)(1)
Vested Stock Option Spread Value(2)	—	—	—	—	—
Unvested Stock Option Spread Value(2)	—	2,727	2,727	—	2,727
Restricted Stock Value(3)	—	—	—	—	—
Restricted Stock Units Value(4)	—	102,814	102,814	—	102,814
Performance Stock Units Value(5)	—	164,505	164,505	—	164,505
Performance-Based Restricted Stock Unit Value(6)	889,996	889,996	889,996	889,996	889,996
Cash Severance—Salary Continuation(7)	390,000	390,000	390,000	—	780,000
Cash Severance—Annual Bonus(8)	—	208,316	208,316	—	208,316
Bonus for Year of Termination(9)	261,124	261,124	261,124	—	261,124
Continued Health and Welfare(10)	19,295	19,295	19,295	—	38,590

Total	1,560,415	2,038,777	2,038,777	889,996	2,448,072

Note: No retirement scenario shown for executives not eligible for retirement.

(1)
Termination following change in control includes termination by executive for "good reason."

(2)
Vested and Unvested Stock Option Spread Value amounts represent the difference between the exercise price of each executive's options and the closing price ($14.97) of the Company's common stock April 22, 2016, the last trading day of fiscal 2016.

(3)
Restricted Stock Award values were computed based on the closing price ($14.97) of the Company's common stock on April 22, 2016, the last trading day of fiscal 2016.

(4)
Restricted Stock Unit Award values were computed based on the closing price ($14.97) of the Company's common stock on April 22, 2016, the last trading day of fiscal 2016.

(5)
Performance Stock Units Award values represent the target unvested units as of April 22, 2016 multiplied by the closing price ($14.97) of the Company's common stock on April 24, 2016, the last trading day of fiscal 2016.

(6)
Performance-Based Restricted Stock Unit Award values represent the unvested units as of April 24, 2016 multiplied by the closing price ($14.97) of the Company's common stock on April 22, 2016, the last trading day of fiscal 2016.

(7)
Basis for Cash Severance—Salary Continuation is fiscal 2017 base salary.

(8)
Cash Severance—Annual Bonus is the average of the last three years' annual bonus payments.

(9)
Basis for Bonus for Year of Termination is fiscal 2016 cash bonus.

(10)
Basis for Continued Health and Welfare is total cost for health and welfare benefits for executive and executive's family.

Employment Contracts

        Below is a summary of each employment agreement between us and the Named Executive Officers as currently in effect:

        In connection with the implementation of the chief executive officer succession plan, we entered into amended and restated employment agreements with Messrs. Hausler and Block, respectively, each of which became effective on April 28, 2016.

        Mr. Hausler has an employment agreement to serve as our Chief Executive Officer. Mr. Block has an employment agreement to serve as our President and Chief Operating Officer. Mr. Quatmann has an employment agreement to serve as our Chief Legal Officer. Mr. Mithcell has an employment agreement to serve as our Chief Administrative Offcier.

        The material terms of each of the employment agreements are as follows:

  •
  One-year term that continues for successive one-year terms unless earlier terminated pursuant to the terms of the agreement.

  •
  If we terminate the term of employment without cause (including through non-renewal) or if employee's employment is terminated due to death or disability, employee is entitled to 12 months of severance (subject to release requirements).

  •
  If there is a change in control (as defined in the employment agreement) and employee has a qualifying termination (as defined in the employment agreement), then employee will be entitled to 24 months of severance (subject to release requirements).

  •
  The vesting of equity-based awards shall be governed by the provisions of our long-term incentive plan.

  •
  Customary employee confidentiality, non-competition and non-solicitation covenants.

 CERTAIN RELATED PARTY TRANSACTIONS

        Green Bridge Company, a company that is indirectly wholly owned by members of the Goldstein family, including Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein, provides an easement to the Isle of Capri Casino & Hotel in Bettendorf, Iowa for parking at an annual rent of $60,000. Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein are members of the Board of Directors. Robert S. Goldstein is the Chairman of the Board of Directors.

        The son-in-law of a member of our Board of Directors serves as our employee and his compensation exceeds $120,000 per year.

        Pursuant to its charter, our Audit Committee reviews and oversees all related party transactions. The Company expects that any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any related party has or will have a direct or indirect interest will be either approved or ratified by our Audit Committee. In deciding whether to approve a related party transaction, our Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction. If a related party transaction will be ongoing, the Audit Committee may establish guidelines for the Company's management to follow in its ongoing dealings with the related party. Thereafter, the Audit Committee, on at least an annual basis, would review and assess ongoing relationships with the related party to see that the transaction remains appropriate.

 AUDIT COMMITTEE REPORT

        The Audit Committee consists of four members: Messrs. Glazer, Richard A. Goldstein and Wielansky and Ms. Biumi. All of the members are independent as defined by the NASDAQ rules. The Audit Committee has certain duties and powers as described in its written charter approved by the Board. A copy of the charter can be found on the Company's website.

        The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company's independent registered public accounting firm and internal audit department, evaluating the Company's accounting policies and the system of internal controls established by management and the Board, reviewing significant financial transactions, and overseeing enterprise risk management. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

        In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company's independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

        The Audit Committee approves in advance the audit and permissible non-audit services to be performed by the independent registered public accounting firm and the related budget.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended April 24, 2016 with the Company's management and Ernst & Young LLP, the Company's independent registered public accounting firm ("EY"). The Audit Committee has also discussed with EY the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board ("PCAOB").

        The Audit Committee also has received and reviewed the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY's communications with the Audit Committee concerning independence, and has discussed with EY its independence from the Company.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended April 24, 2016.

  By: The Audit Committee:

  Alan J. Glazer, Chairman
  Bonnie Biumi, Vice Chairman
  Richard A. Goldstein
  Lee S. Wielansky

PROPOSAL 1
ELECTION OF CLASS III DIRECTORS

        The Board of Directors has nominated the following persons, each of whom is currently serving as a director of the Company, to be elected at the Annual Meeting to serve as our Class III directors to serve three-year terms to expire at the annual meeting of stockholders in 2019, or until their respective successors, if any, have been elected and qualified:

        Robert S. Goldstein

        Gregory J. Kozicz

        In addition to the qualifications of each nominee for director set forth above in the section entitled "Election of Class III Directors," Robert S. Goldstein and Gregory J. Kozicz are each standing for re-election based upon the judgment, financial acumen and skill they have previously demonstrated as members of the Board of Directors, as well as their commitment to service on the Board of Directors.

        Each nominee has consented to being named in this proxy statement and to serve if elected. Unless otherwise instructed on such proxy, the persons named as proxies intend to vote the shares represented by each properly executed proxy for each of the nominees standing for election. If a proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies. While it is not anticipated that any of the nominees will be unable or unwilling to serve, if any should be unable or unwilling to serve, the persons named as proxies reserve the right to substitute any other person, in accordance with applicable law and our governing documents.

        Election of the three Class III director nominees requires the affirmative vote of a plurality of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Withheld votes, if any, will have no effect on the proposal. Broker non-votes, if any, will have no effect on the proposal.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE CLASS III NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Ernst & Young, LLP to serve as our independent registered public accounting firm for the fiscal year ending April 23, 2017, and has recommended to the Board of Directors that the stockholders ratify such selection. Although stockholder ratification of the Audit Committee's action in this respect is not required, the Board of Directors considers it desirable for stockholders to pass upon the selection of our independent registered public accounting firm and, if the stockholders do not ratify the selection, may reconsider its selection.

        Ratification of the appointment of an independent registered public accounting firm requires the affirmative vote of at least a majority of the shares of our common stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the proposal. Abstentions from voting will have the same effect as voting against the proposal and broker non-votes, if any, will have no effect on the vote for this proposal.

        Representatives of Ernst & Young, LLP, who are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

        We have been informed by Ernst & Young, LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or any of our affiliates.

        The following table summarizes the fees billed to the Company for professional services by Ernst & Young, LLP for fiscal 2016 and 2015:

	2016	2015
Audit Fees(1)	$2,133,393	$2,112,448
Audit-Related Fees(2)	23,000	23,058
Tax Fees(3)	83,354	35,326
All Other Fees	—	—

	$2,241,747	$2,170,832

(1)
Audit fees include fees for professional services rendered for the audit of our annual consolidated financial statements and reports on internal control over financial reporting, the review procedures on the consolidated financial statements included in our Forms 10-Q, as well as accounting consultations, statutory audits and other services related to Securities and Exchange Commission filings, including comfort letters and consents.

(2)
Audit-related fees include fees for the audit of our 401(k) plan.

(3)
Tax fees consist of amounts billed for tax compliance assistance and tax planning and advice.

        The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Company's outside accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews, and if appropriate, approves all non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation, and the likely impact of the non-audit services on the principal accountant's independence.

        The Audit Committee pre-approved each engagement of the Company's independent registered public accounting firm to perform non-audit related services during fiscal year 2016.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and believes the provision of the services referenced above is compatible.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE AUDIT COMMITTEE'S SELECTION OF ERNST & YOUNG, LLP AS ISLE OF CAPRI CASINOS, INC. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

 OTHER MATTERS

        The Board of Directors is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxyholders.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        To the Company's knowledge, based solely upon our review of forms filed by the Company's directors, officers and 10% stockholders (the "Section 16(a) Reporting Persons") pursuant to Section 16 of the 1934 Act and furnished to us, with respect to the fiscal year ended April 24, 2016, the Section 16(a) Reporting Persons complied with all applicable Section 16(a) filing requirements, except that the Form 4 filings for, Eric L. Hausler, Arnold L. Block, Edmund L. Quatmann, Jr., John G. Wilson and Donn R. Mitchell that were due on April 29, 2015, were filed on May 14, 2015; Form 4 filings for Edmund L. Quatmann, Jr. that were due on March 10, 2016, were filed on March 15, 2016.

STOCKHOLDER PROPOSALS

        Stockholders who, in accordance with Rule 14a-8 of the Securities and Exchange Commission, wish to present proposals for inclusion in our proxy materials to be distributed in connection with our 2017 Annual Meeting must submit their proposals no later than April 21, 2017, at our principal executive offices, Attention: Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary. As the rules of the Commission make clear, simply submitting a proposal does not guarantee its inclusion.

        Under our Bylaws, stockholder proposals not intended for inclusion in the proxy statement, but intended to be raised at our 2017 Annual Meeting, including nominations for election of director(s) other than the Board of Director's nominees, must be received by Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary, at our principal executive offices either by personal delivery or by United States mail not later than August 8, 2017 and must comply with the procedures outlined in our Bylaws.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        If you share an address with any of our other stockholders, your household might receive only one copy of the Notice of Internet Availability of Proxy Materials, unless you have instructed us otherwise. This delivery method is referred to as "householding" and can result in savings for us. To take advantage of this opportunity, we deliver a single Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address. We will promptly deliver upon oral or written request a separate copy of the Notice of Internet Availability of Proxy Materials to any stockholder of a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, either now or in the future, or if you currently are a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please call us at (314) 813-9200 or send your request in writing to us at the following address: Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141, Attention: Secretary.

ADDITIONAL INFORMATION

        A copy of our Annual Report on Form 10-K for the fiscal year ended April 24, 2016, is being made available concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report on Form 10-K is not incorporated into this proxy statement and shall not be deemed to be solicitation material. We hereby undertake to provide to any recipient of this proxy statement, upon his or her request, a copy of any of the exhibits to our Annual Report on Form 10-K. Requests for such copies should be directed in writing to Edmund L. Quatmann, Jr., Chief Legal Officer and Secretary, Isle of Capri Casinos, Inc., 600 Emerson Road, Suite 300, St. Louis, Missouri 63141.

BY ORDER OF THE BOARD OF DIRECTORS,

Edmund L. Quatmann, Jr. Chief Legal Officer and Secretary

August 22, 2016
St. Louis, Missouri

If you would like to reduce the costs incurred by our company in mailing proxy 1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR ALL of the listed nominees for Class III directors of the Company: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Robert S. Goldstein 02 Gregory J. Kozicz The Board of Directors recommends you vote FOR the following proposal: 2To ratify the Audit Committee's selection of Ernst & Young, LLP as our independent registered public accounting firm for the 2017 fiscal year. NOTE: The Proxies are authorized to vote in their discretion upon all such matters as may properly come before the Annual Meeting or any postponement or adjournment thereof. ForAgainst Abstain 0 0 0 Investor Address Line 2 Investor Address Line 4 John Sample attorney, executor, administrator, or other fiduciary, please give full ANY CITY, ON A1A 1A1 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000298655_1 R1.0.1.25 YesNo Please indicate if you plan to attend this meeting00 Please sign exactly as your name(s) appear(s) hereon. When signing as title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or Investor Address Line 1 Investor Address Line 3 Investor Address Line 5 1234 ANYWHERE STREET SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 ISLE OF CAPRI CASINOS, INC. 600 EMERSON ROAD, SUITE 300 ST. LOUIS, MO 63141 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com ISLE OF CAPRI CASINOS, INC. Annual Meeting of Stockholders October 19, 2016 9:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Isle of Capri Casinos, Inc., a Delaware corporation (the "Company"), hereby appoint(s) Eric L. Hausler and Edmund L. Quatmann, Jr., and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at 600 Emerson Road, St. Louis, Missouri, on October 19, 2016 at 9:00 a.m., Central Time, and at any and all adjournments, postponements, continuations or reschedulings thereof (the "Annual Meeting"), with all the powers the undersigned would possess if personally present at the Annual Meeting, as directed on this ballot. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS III NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. Continued and to be signed on reverse side 0000298655_2 R1.0.1.25